FINANCIAL INSTITUTIONS


                           THRIFT PLAN




             14th Revision, Effective July 1, 1993














108 Corporate Park Drive  P.O. Box 847   White Plains, N.Y. 10604

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              A tax-exempt, trusteed savings plan
                   established July 1, 1970
               in order that eligible employees
  of financial institutions and other organizations serving them may save and invest on a regular, long term basis.

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                      TABLE OF CONTENTS

PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . i

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II PARTICIPATION AND MEMBERSHIP. . . . . . . . . . . .  9
     Section 1 Employer Participation. . . . . . . . . . . . .  9
     Section 2 Employee Membership . . . . . . . . . . . . . .  9

ARTICLE III CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . 13
     Section 1 Contributions by Members. . . . . . . . . . . . 13
     Section 2 Regular Contributions by Employer . . . . . . . 13
     Section 3 Supplemental Contributions by Employer. . . . . 15
     Section 4 401(k) Features . . . . . . . . . . . . . . . . 16
     Section 5 Remittance of Contributions . . . . . . . . . . 23
     Section 6 Transfer of Funds and Rollover Contributions. . 23
     Section 7 Limitations on Member Contributions
        and Matching Employer Contributions. . . . . . . . . . 27
     Section 8 Profit Sharing Feature. . . . . . . . . . . . . 29

ARTICLE IV INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . . 35
ARTICLE V MEMBERS' ACCOUNTS, UNITS AND VALUATION . . . . . . . 38
ARTICLE VI VESTING OF UNITS. . . . . . . . . . . . . . . . . . 39
     Section 1 Vesting . . . . . . . . . . . . . . . . . . . . 39
     Section 2 Forfeitures . . . . . . . . . . . . . . . . . . 41

ARTICLE VII WITHDRAWAL PAYMENTS. . . . . . . . . . . . . . . . 43
     Section 1 General . . . . . . . . . . . . . . . . . . . . 43
     Section 2 Account Withdrawal While Employed . . . . . . . 44
     Section 3 Account Withdrawal Upon Termination of
           Employment or Employer Participation  . . . . . . . 44
     Section 4 Account Withdrawal Upon Member's
       Disability. . . . . . . . . . . . . . . . . . . . . . . 48
     Section 5 Member's Death. . . . . . . . . . . . . . . . . 49

ARTICLE VIII LOAN PROGRAM. . . . . . . . . . . . . . . . . . . 51
     Section 1 General . . . . . . . . . . . . . . . . . . . . 51
     Section 2 Loan Application. . . . . . . . . . . . . . . . 51
     Section 3 Permitted Loan Amount . . . . . . . . . . . . . 52
     Section 4 Source of Funds for Loan. . . . . . . . . . . . 53
     Section 5 Conditions of Loan. . . . . . . . . . . . . . . 53
     Section 6 Crediting of Repayment. . . . . . . . . . . . . 54
     Section 7 Cessation of Payments on Loan . . . . . . . . . 54
     Section 8 Loans to Former Members and Beneficiaries . . . 55

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ARTICLE IX ADMINISTRATION OF PLAN. . . . . . . . . . . . . . . 56
     Section 1 Board of Directors. . . . . . . . . . . . . . . 56
     Section 2 Trust Agreement . . . . . . . . . . . . . . . . 58

ARTICLE X MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . 59
     Section 1 General Limitations . . . . . . . . . . . . . . 59
     Section 2 Top Heavy Provisions. . . . . . . . . . . . . . 61
     Section 3 Information and Communications. . . . . . . . . 63
     Section 4 Small Account Balances. . . . . . . . . . . . . 64
     Section 5 Amounts Payable to Incompetents,
                      Minors or Estates. . . . . . . . . . . . 64
     Section 6 Non-alienation of Amounts Payable . . . . . . . 64
     Section 7 Unclaimed Amounts Payable . . . . . . . . . . . 65
     Section 8 Leaves of Absence . . . . . . . . . . . . . . . 65
     Section 9 Return of Contributions to Employer . . . . . . 66
     Section 10 Controlling Law. . . . . . . . . . . . . . . . 66

ARTICLE XI TERMINATION OF EMPLOYER PARTICIPATION . . . . . . . 67
     Section 1 Termination by Employer . . . . . . . . . . . . 67
     Section 2 Termination by Board. . . . . . . . . . . . . . 67
     Section 3 Termination Distribution. . . . . . . . . . . . 67

ARTICLE XII AMENDMENT OR TERMINATION OF THE PLAN AND
   TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

TRUSTS ESTABLISHED UNDER THE PLAN. . . . . . . . . . . . . . . 72

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . 73

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                              PURPOSE

     The purpose of the Financial Institutions Thrift Plan (the "Plan") is to provide Members of participating Employers with a convenient way to save on a regular and long-term basis and, in addition to, or in lieu of such benefit, a benefit under a Profit Sharing Feature, all as elected by the Employer, and as set forth herein and in the Trust Agreement adopted as a part of this Plan. This Plan, as hereby amended and restated, and the Trust established hereunder, are intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k), and 501(a), respectively, of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended.

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                            ARTICLE I
                           DEFINITIONS

     The following words and phrases as used in this Plan shall have the following meanings:

1. "ACCOUNT" means the Plan account established and maintained in respect of each Member pursuant to Article V, including the Member's 401(k) Account, Regular Account, Rollover Account (including Profit Sharing Rollover Amounts) and Profit Sharing Account.

2. "BASIC AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(B) and earnings thereon.

3. "BENEFICIARY" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Board prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

4.  "BOARD" means the Board of Directors provided for in Article
IX, Section 1.

5. "BREAK IN SERVICE" means a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Board in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Board in accordance with this Article I, Paragraph (5), the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Board with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Article I, Paragraph (5) maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

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6.  "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

7. "COMMENCEMENT DATE" means the date on which an Employer begins to participate in the Plan.

8. "CONTRIBUTION DETERMINATION PERIOD" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any contribution to the Profit Sharing Feature, as defined in Article III, Section 8, is determined. Notwithstanding the foregoing, for purposes of Article VI, Section 2(B)(2), Contribution Determination Period means the Plan Year.

9.  "DISABILITY" means a Member's disability as defined in
Article VII, Section 4.

10.  "DOL" means the United States Department of Labor.

11. "EMPLOYEE" means any person in the Employment of, and who receives a salary from, an Employer, and any leased employee within the meaning of Section 414(n)(2) of the Code, but excluding, at the election of the Employer, any employee not paid on a salaried basis provided the Employer continues to satisfy the applicable Code Section 410(b) coverage test following such exclusion. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated workforce within the meaning of
Section 414(n)(5)(C)(ii) of the Code, such leased employees are not Employees if they are covered by a plan meeting the requirements of Section 414(n)(5)(B) of the Code. A director of the Employer is not eligible to participate in the Plan unless he is also an Employee.

12. "EMPLOYER" means any entity which has adopted the Plan in accordance with Article II, Section 1.

13. "EMPLOYMENT" means all periods of service with an Employer commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

For purposes of this Section (13), hour of service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.

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Break in service is a period of severance of at least 12
consecutive months.

Period of severance is a continuous period of time during which the Employee is not employed by an Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

If an Employer is a member of an affiliated service group (under
Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses (under Section 414(c) of the Code), or any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code, service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under section 414(n) or section 414(o) to be considered an employee of any Employer aggregated under section 414(b), (c), or
(m).

In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee,
(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
(4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Solely for purposes of determining vesting, "Employment" shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, during the period such individual is not a member of a class of Employees otherwise eligible to participate in the Plan.

14. "ENROLLMENT DATE" means the date on which an Employee becomes a Member as provided under Article II, Section 2.

15.  "ERISA" means the Employee Retirement Income Security Act of
1974, as now in effect or as hereafter amended.

16. "401(k) ACCOUNT" means the Plan account established and maintained in respect of a Member pursuant to Article III,
Section 4 and Article V, and shall include all amounts (and

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earnings thereon) credited thereto on behalf of the Member
pursuant to the provisions of Article III.

17. "HIGHLY COMPENSATED EMPLOYEE" or "HIGHLY COMPENSATED MEMBER" means an Employee or Member who is employed during the determination year and who during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); or (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group as defined in Section 414(q) of the Code for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the Employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly
Compensated Employee.

For this purpose, the determination year shall be the Plan Year.
The look-back year shall be the twelve-month period immediately preceding the determination year.

If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this Paragraph, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the

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number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

18.  "HOUR OF EMPLOYMENT" means

     (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

     (B) Each hour for which an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Employment will be credited under this Subsection (B) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Subsection (B) will be calculated and credited pursuant to Section 2530.200b-2 of the DOL Regulations which is incorporated herein by this reference; and

     (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Employment will not be credited both under Subsection (A) or (B), as the case may be, and under this Subsection (C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Hours of Employment will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, and any other entity required to be aggregated with such Employer pursuant to Code Section 414(o).

     Hours of Employment will also be credited for any individual considered an Employee for purposes of the Plan under Code
Section 414(n) or Section 414(o).

     Solely for purposes of determining eligibility to participate, "Hour of Employment" shall include service performed by an individual for an Employer or members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, during the period such individual is

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not a member of a class of Employees otherwise eligible to
participate in the Plan.

19. "IRS" means the United States Internal Revenue Service.

20. "LEAVE OF ABSENCE" means an absence authorized by an Employee's Employer on a uniform basis, in accordance with
Article X, Section 8.

21. "MATCHING AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 2(A) and earnings thereon.

22. "MEMBER" means an Employee enrolled in the membership of the Plan under Article II, Section 2. Notwithstanding the foregoing,
Member shall include a former Member, except for purposes of
Article III (other than Section 6 thereof) of the Plan.

23. "MONTH" means any calendar month.

24. "NORMAL RETIREMENT AGE" means the Member's sixty-fifth (65th) birthday.

25. "PLAN" means the Financial Institutions Thrift Plan established herein and as from time to time amended.

26. "PLAN YEAR" means a 12-month period ending December 31.

27. "PROFIT SHARING ACCOUNT" means the Plan account established in respect of each Member pursuant to Article III, Section 8(B)(2) and Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. Except as otherwise indicated under the Plan, a Member's Profit Sharing Account shall not include his Profit Sharing Rollover Amounts.

28. "PROFIT SHARING ROLLOVER AMOUNTS" means, with respect to an Employee or Member whose Employer participates in the Plan solely under Article III, Section 8 (Profit Sharing Feature), any amounts (and earnings thereon) transferred or contributed on behalf of such Employee or Member pursuant to Article III,
Section 6(C).

29. "REGULAR ACCOUNT" means the Plan account established and maintained in respect of a Member pursuant to Article III,
Section 2(C) and Article V, and shall include all amounts (and earnings thereon) credited thereto on behalf of the Member pursuant to the provisions of Article III.

30. "REGULATIONS" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary

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regulations or rules promulgated by such authorities pending the issuance of such regulations.

31. "ROLLOVER ACCOUNT" means the Plan account established in respect of each Member pursuant to Article III, Section 6(C) and
Article V which shall be maintained separate from any other Account established in respect of such Member under the Plan. For purposes of Article III, Section 4(H), Article VII, Sections 1 and 2, and Article VIII, a Member's Rollover Account shall not include his Profit Sharing Rollover Amounts, unless otherwise indicated therein.

32. "SALARY" means regular basic monthly salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than amounts deferred pursuant to a Member's election under Article III, Section 4), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan, unless the Employer specifically elects to exclude such contributions). Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer and applied uniformly to all its commission Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses. If an Employer elects to include the special payments enumerated in (i) or (ii) above in the definition of Salary (or, if the Employer adopts the Plan after December 31, 1992 and elects to include commissions in the definition of Salary), such Salary shall be determined based on the amounts received by the Member during the relevant determination period. Otherwise, unless an Employer specifically requests to include Salary changes received by a Member during the relevant determination period and is granted permission by the Board, a Member's monthly Salary rate is one-twelfth of his annual Salary rate as of each January 1. If commissions are included in Salary, unless an Employer specifically requests to include commissions received by a Member during the relevant determination period and is granted permission by the Board, they shall be calculated on a uniform basis based on the commissions received by the Member during the 12-month period prior to the determination period. As an alternative to the foregoing definition, at the Employer's option, Salary may be defined to include total taxable compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code and pursuant to Section 125 of the Code (unless the Employer specifically elects to exclude such Section 125 deferrals), but excluding compensation deferred from previous years. In no event, may a Member's Salary for any Plan Year exceed for purposes of the Plan $200,000 or, effective January 1, 1994, $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).
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In determining the Salary for a Member for purposes of the dollar limitation described in the preceding sentence, the rules of
Section 414(q)(6) of the Code shall apply, except that in applying such rules the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year.

33. "SPOUSE" or "SURVIVING SPOUSE" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

34. "SUPPLEMENTAL AMOUNTS" means, with respect to a Member, the contributions made on behalf of the Member by the Employer pursuant to Article III, Section 3 and earnings thereon.

35. "TRUSTEE" means the Trustee or Trustees provided for in
Article IX, Section 2.

36. "TRUST FUND" means the Trust Fund or Funds established by the Trust Agreement or Agreements provided for in Article IX, Section
2.

37. "UNIT" means the unit of measure described in Article V of a Member's proportionate interest in Investment Funds A, B, C, D and E.

38. "VALUATION DATE" means the last business day of any month for the Trustee, except that in the event the underlying portfolios of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such valuation date(s).

39. "YEAR OF EMPLOYMENT" means a 12-month period of Employment.

40. "YEAR OF SERVICE" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Board in accordance with any applicable regulations issued by the DOL and the IRS.

41. The masculine pronoun wherever used shall include the feminine pronoun.

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            ARTICLE II PARTICIPATION AND MEMBERSHIP

SECTION 1. EMPLOYER PARTICIPATION.

Any financial institution, or other organization serving it, may apply to the Board for participation in the Plan if: (A) as of its Commencement Date and in accordance with Section 410 (b) of the Code and the IRS Regulations (i) the percentage of Nonhighly Compensated Employees who will benefit under the Plan is at least 70% of the percentage of Highly Compensated Employees who will benefit under the Plan (excluding such employees as are permitted to be excluded under IRS Regulations), or (ii) the average benefit percentage test (as defined in Section 410(b)(2) of the Code and the IRS Regulations) will be satisfied with respect to the Employer, and (B) as of its Commencement Date and in accordance with Section 401(a)(26) of the Code and the IRS Regulations, at least 50 (or, if a lesser number results, 40%) of the Employer's Employees will benefit under the Plan. The applicant shall submit the formal application and all required information, and the Board, in its discretion, shall decide upon admittance and determine the Commencement Date. The Board may, in its discretion and at such times as it may determine, require an affirmative showing by an Employer of its continued compliance with the requirements of Section 410(b) and Section 401(a)(26) of the Code and IRS Regulations. Initial and continued participation shall be subject to the determination of the IRS that the Plan and the Trust Fund are tax-qualified and tax-exempt under Sections 401(a) and 501(a) of the Code, respectively. In addition, any Employee who participated in the Plan but who has been transferred to a governmental or quasi-governmental agency serving the financial industry shall, notwithstanding anything to the contrary in this Section, be permitted to continue to participate in the Plan; provided that, in such case, such Employee's employing agency has adopted the Plan.

SECTION 2. EMPLOYEE MEMBERSHIP.

(A) Employer contributions on behalf of any Member shall be conditioned upon the Member making contributions under Article III, Section 1, except in the case of the basic contribution feature described in Article III, Section 2, the supplemental contribution feature (Formula (2)) described in Article III,
Section 3, the 401(k) Feature described in Article III, Section 4(B) or the Profit Sharing Feature described in Article III,
Section 8.

(B) Every Employee (other than non-salaried Employees who, at the election of the Employer, are excluded from participation) shall be eligible for membership in the Plan on the later of:

     (1)   His Employer's Commencement Date, or

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     (2)     The first day of the month coincident with or next
following his satisfaction of one or more of the eligibility requirements described hereunder, as designated by his Employer:
(i) the completion of any number of months not to exceed 12 consecutive months or (ii) the completion of one Year of Service or two Years of Service, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement of age 21. The eligibility requirement(s) designated by the Employer shall apply uniformly to all Plan Features elected by the Employer. An Employer, at its election and in a uniform and nondiscriminatory manner, may waive the eligibility requirement(s) for participation specified under this paragraph (B) for (1) all Employees, or (2) all those Employees employed on or up to 12 months after the Employer's Commencement Date under the Plan. Subject to the requirements of the Code, where an Employee who participated as a Member under the Plan terminates employment with an Employer and thereafter is reemployed by the same (or a different) Employer, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to employment with respect to the Profit Sharing Feature and the Basic and Supplemental Employer Contribution and shall participate on the next applicable payroll date with respect to Member Contributions, Matching Employer Contributions and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee's Employer. In the case of an Employer that adopts a 401(k) Feature under Article III, Section 4, the eligibility requirement(s) under such Feature, and any other Plan Feature adopted by the Employer in addition to the 401(k) Feature, shall be identical and shall not exceed the period described in clause
(i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above. In the event a Member is no longer part of an eligible class of Employees and thus becomes ineligible to participate in the Plan, such Employee, subject to any applicable break in service rules, shall participate immediately upon returning to an eligible class of Employees with respect to the Profit Sharing Feature and the Basic and Supplemental Employer Contribution and shall participate on the next applicable payroll date with respect to Member Contributions, Matching Employer Contributions and the 401(k) Feature, as and to the extent any such contribution feature is then maintained by such Employee's Employer.

For purposes of this Section and all purposes under the Plan, an Employee who is employed on an hourly basis following the adoption date of the Plan by the Employer, but prior to the adoption of an hourly exclusion by his

Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a regular salaried Member, despite classification as an hourly employee. In the event an individual who was not part of an eligible class of Employees becomes part of an eligible class, such individual will be eligible to participate in the Plan in accordance with the provisions of this Section 2.

(C) Where an Employer designates a one Year of Service or two Years of Service eligibility requirement, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month eligibility computation period (measured from his date of Employment and then from each January 1, thereafter). Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months of the eligibility waiting period requirement by 83 1/3; provided, however, if the Employee completes at least 1,000 Hours of Employment during the 12-consecutive month eligibility computation period (measured from his date of Employment and then from each January 1 thereafter) the Employee shall be deemed to satisfy the eligibility waiting period designated by the Employer.

(D)(1) The Employer shall notify each Employee of his membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make contributions under Article III, Section 1 or elect to defer a percentage of his Salary under the 401(k) Feature in Article III, Section 4 (if applicable) or receive a basic contribution under Article III,
Section 2, or a Profit Sharing contribution under Article III,
Section 8 (if applicable), at the earliest possible date consonant with Paragraph (E) of this Section.

    (2) All Employees whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s) shall be enrolled in the Plan in accordance with the eligibility requirement(s) designated in Paragraph (B) above.

    (3) The Employer must submit enrollment applications to the Board on a monthly basis.

    (4) If it is determined that an Employee who is eligible to be enrolled has, for any reason, not been so notified, such Employee shall be furnished an application by his Employer and be retroactively enrolled, as of the date he first became eligible, upon receipt by the Board of the application properly executed. In such event, the Employee may, at his election, make any contributions which he could have made had he been enrolled on such date. The Employer will be required to make the contributions (without Plan earnings thereon) it would have made had the Employee been enrolled on such earlier date. The Account of an Employee who is retroactively enrolled shall, upon such enrollment, consist solely of the number of Units which, as of the Valuation Date coincident with or next following such enrollment, may be credited to him pursuant to Article V based upon the amount of contributions received by the Board.

(E) An Employee shall become a Member on his Enrollment Date which shall be the date on which he becomes eligible. However, no person shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan. If an Employee fails to complete the enrollment form furnished to him, the Employer shall do so on his behalf. In the event the Employer submits the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions under the Plan.

(F) At the option of the Employer, an Employee who is employed on or prior to his Employer's Commencement Date may make a one time election to waive participation in the Plan on the Employer's Commencement Date.

(G) Membership under all provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or (b) his death.

                  ARTICLE III CONTRIBUTIONS

SECTION 1. CONTRIBUTIONS BY MEMBERS.

Under this Section, a Member of an Employer may elect to make a monthly contribution under the Plan of 2% 3% 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, or 12%, of his Salary. In addition, (i) a Member of an Employer that adopts the Plan after December 31, 1992, and does not elect to make contributions pursuant to the 401(k) Feature, Option 1, under Section 4(B) of this Article, may elect to make a monthly contribution under the Plan of 1% of his Salary and (ii) effective July 1, 1992, a Member whose Employer makes contributions under Section 2 of this Article, at a matching and/or basic contribution rate such that the maximum Employer contribution may not exceed 10% of his Salary, may elect to make a monthly contribution of 13%, 14% or 15% of his Salary. He may change his contribution rate or suspend his contributions at any time, but reduced or suspended contributions may not subsequently be made up.

SECTION 2. REGULAR CONTRIBUTIONS BY EMPLOYER.

(A)     MATCHING EMPLOYER CONTRIBUTIONS

Under this Section, an Employer shall contribute monthly under the Plan on behalf of each of its Members (subject to any possible suspension under Article VII) an amount equal to a percentage (as specified by the Employer) of the Member's contributions not in excess of a maximum of 12% (in increments of 1% and subject to the further restrictions for Formula Step (2), Formula 150 and Formula 200 specified below) of his Salary for such month. The percentage chosen by the Employer shall be in accordance with the schedule of contribution formulas listed below, and must be uniformly applicable to all its Members.

Formula 0*         -     0% of the Member's contributions.
Formula 25*        -    25% of the Member's contributions.
Formula 50**       -    50% of the Member's contributions.

______________________
* Not available to an Employer which adopts the 401(k) Feature under Section 4(B) of this Article.

** Not available to an Employer which adopts the 401(k) Feature under Section 4(B) of this Article contributes monthly on behalf of each of its Members an amount equal to a percentage of the Member's contributions not in excess of 3% of his Salary for each month.

     Formula 75***          -     75% of the Member's
                                  contributions.
     Formula 100            -     100% of the Member's
                                  contributions.
     Formula Step (1)**     -     (i)  50% of the Member's
                                       contributions during the
                                       second and third years
                                       of Employment.
                                 (ii)  75% of the Member's
                                       contributions during the
                                       fourth and fifth years
                                       of Employment.
                                (iii)  100% of the Member's
                                       contributions upon
                                       completion of 5 or more
                                       years of Employment.
     Formula Step (2)****   -     (i)  100% of the Member's
                                       contributions during the
                                       second and third years
                                       of Employment.
                                 (ii)  150% of the Member's
                                       contributions during the
                                       fourth and fifth years
                                       of Employment.
                                (iii)  200% of the Member's
                                       contributions upon
                                       completion of 5 or more
                                       years of Employment.
     Formula 150*****       -   150% of the Member's
                                contributions.
     Formula 200****        -   200% of the Member's
                                contributions.

(B)  BASIC EMPLOYER CONTRIBUTIONS

Effective January 1, 1993, an Employer may, at its option, make a basic contribution equal to a uniform percentage (as specified by the Employer) of each of its Members' Salaries for each month, provided that in no event shall such percentage exceed 15%. The percentage so specified may be elected or changed by the Employer by filing a properly completed form with the Thrift Plan Office. No more than one such change may be made by an Employer during any year. An employer may restrict the allocation of such basic
______________
*** Not available to an Employer which adopts the 401(k) Feature under Section 4(B) of this Article and contributes monthly on behalf of each of its Members an amount equal to a percentage of the Member's contributions not in excess of 2% of his Salary for such month.

**** Not available to an Employer which contributes monthly on behalf of each of its Members an amount equal to a percentage of the Member's contributions not in excess of 7%, 8%, 9%, 10%,
                                11%, 12% 13%, 14%, or 15% of his
                                Salary for each month.

***** Not available to an Employer which contributes monthly on behalf of each of its Members an amount equal to a percentage of the Member's contributions not in excess of 9%, 10%, 11%, 12%,
                                13%, 14% or 15% of his Salary
                                for each month.
contribution to those Members who were employed with the Employer on the last working day of the month for which the basic contribution is made.

At the election of the Employer, any basic contribution shall be credited to its Members' 401(k) Accounts or Regular Accounts on a uniform basis.

(C)  REGULAR ACCOUNTS

A Regular Account shall be established and maintained for each Member on whose behalf contributions are made to the Plan pursuant to Section 1 or 2 of this Article.

SECTION 3.  SUPPLEMENTAL CONTRIBUTIONS BY EMPLOYER.

An Employer may, at its option, make a supplemental contribution under Formula (1) or (2) below:

FORMULA (1) - A uniform percentage (as specified by the Employer) of each Member's contributions which were received by the Plan during the preceding Plan Year, provided that in no event shall a supplemental contribution under Formula (1) for any Member exceed 6% of the Member's Salary. Such supplemental contribution may be made on or before the last day of February in any year on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year. For purposes of this Section, Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph (20) and Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (20) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year.

FORMULA (2) - A uniform dollar amount per Member (provided that this option shall not be available prior to December 31, 1992) or a uniform percentage of each Member's Salary (i) for the preceding Plan Year, regardless of whether the Member was eligible to participate in the Plan during the entire Plan Year, or (ii) if an Employer so elects with respect to all of its Members, for the portion of the preceding Plan Year during which the Member was eligible to participate in the Plan. Such supplemental contribution may be made on or before the last day of February in any year on behalf of all those Members who were in its employ on the last working day of the preceding Plan Year. For purposes of this Section, Members on a Type 1 non-military Leave of Absence (as defined under Article I, Paragraph (20) and
Article X, Section 8(B)(1)), or a Type 4 military Leave of Absence (as defined under Article I, Paragraph (20) and Article X, Section 8(B)(4)), shall be deemed employed on the last working day of such preceding Plan Year. The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate under
Section 2 of this Article such that the sum of the Employer's Formula (2) supplemental contribution plus the Employer basic contribution and the maximum Employer matching contribution under Section 2 of this Article shall not exceed 15% of Salary for such year.

At the election of the Employer, any supplemental contribution shall be credited either to its Members' 401(k) Accounts or Regular Accounts on a uniform and nondiscriminatory basis.

SECTION 4. 410(K) FEATURES.

(A) An Employer may, at its option, adopt either the 401(k) Feature under Paragraph (B) of this Section or one of the 401(k) Features described in Paragraph (C) of this Section. Under any 401(k) Feature, there shall be established for each of its Members a "401(k) Account. " (For purposes of this Section, the "401(k) Account" and the "Regular Account" shall comprise the Member's Account as defined in Article I, Paragraph (1).) A Member's 401(k) Account shall be invested pursuant to his overall directions under Article IV but maintained separately from his Regular Account (consisting of the value of contributions made under Sections 1 and 2 of this Article).

(B) OPTION 1 - Under the 401(k) Feature provided in this Paragraph (B), each Member may elect to defer 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11% or 12% of his monthly Salary and direct his Employer to contribute such amount to his 401(k) Account. In addition, effective July 1, 1992, a Member whose Employer makes contributions under Section 2 of this Article, at a matching and/or basic contribution rate such that the maximum Employer contribution may not exceed 10% of his Salary, may elect a deferral rate of 13%, 14% or 15% of his Salary. Such deferral to the 401(k) Account shall reduce the Member's current monthly contribution under Section 1 of this Article.

The Employer shall contribute monthly to each Member's 401(k) Account an amount equal to 2% of his monthly Salary not in excess of $3,750, subject to Article X, Section 1 of the Plan, unless the Member has deferred amounts of his monthly Salary pursuant to the preceding paragraph, in which case the Employer's 2% contribution will be allocated to the Member's Regular Account. The amount which the Employer would otherwise be required to contribute with respect to each Member under Section 2 of this Article shall be reduced, but not below zero, by the amount which it contributes with respect to the Member under this Paragraph
(B). Notwithstanding anything in this Paragraph to the contrary, should a Member's deferrals to the 401(k) Account reach the maximum specified under the provisions of Paragraph (I) below in any Plan Year, the Employer's 2% contribution will be allocated to the Member's Regular Account for the remainder of such Plan Year.

(C) Effective January 1, 1989, the Employer may no longer elect the Monitored 401(k) Feature. The Monitored 401(k) Feature previously required that each Member's contributions made under
Section 1 of this Article, up to 6% (or, at the election of the Employer, up to 3%) of his Salary, shall be allocated to the Member's 401(k) Account. If the Member contributed an amount in excess of 6% (or, at the election of the Employer, in excess of 3%) of his Salary, the Member was permitted to allocate such excess contributions to his 401(k) or Regular Account in increments of 1% of his Salary.

Commencing effective January 1, 1989, the Employer, at its option, may adopt either of the two additional 401(k) Features described below:

OPTION 2 - Under this Feature, each Member, at his election, may make deferrals to his 401(k) Account and/or contributions to his Regular Account, in the amounts specified in Article III, Section 4(B), and Article III, Section 1, respectively. Such amounts may be allocated between the 401(k) Account and/or the Regular Account based on multiples of 1%.

If so adopted, Employer contributions under the Plan, which shall be made monthly on behalf of each Member in an amount equal to a percentage of the Member's deferrals to his 401(k) Account and contributions to his Regular Account as specified by the Employer under Section 2 of Article III (in 1% increments ranging from 1% to 15%) of his Salary for such month, shall first be allocated to a Member's 401(k) Account until total Member deferrals and Employer contributions allocated to the Member's 401(k) Account equal a percentage specified by the Employer not in excess of 15%. Thereafter, the Employer contributions, with respect to both Member 401(k) deferrals and Regular contributions, shall be contributed to the Member's Regular Account in an amount pursuant to the percentage elected in the preceding sentence.

Notwithstanding the Employer election made under this Option 2, if the Member has deferred amounts of his monthly Salary equal to the maximum specified under the provisions of Paragraph (I) below, the Employer shall contribute the remaining Employer contributions to the Member's Regular Account.

OPTION 3 - Under this Feature each Member may make deferrals to his 401(k) Account, but not contributions to his Regular Account. Each Member may elect to defer 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, or 12% of his monthly Salary and direct his Employer to contribute such amount to his 401(k) Account. In addition, (i) a Member of an Employer that adopts the Plan after December 31, 1992, may elect a deferral rate of 1% of his Salary and (ii) effective July 1, 1992, a Member whose Employer makes contributions under Section 2 of this Article, at a matching and/or basic contribution rate such that the maximum Employer contribution may not exceed 10% of his Salary, may elect a deferral rate of 13%, 14% or 15% of his Salary. The Employer shall contribute monthly under the Plan on behalf of each Member an amount equal to a percentage, specified by the Employer under
Section 2 of Article III, of the Member's deferrals to his 401(k) Account. The Employer's contributions under this Feature shall be made to the Member's Regular Account.

(D) Notwithstanding any other provision of this Section 4, the actual deferral percentages for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual deferral percentages: (a) the actual deferral percentage for such Plan Year of those Employees who are not Highly Compensated Employees multiplied by 1.25; or (b) the actual deferral percentage for the Plan Year of those Employees who are not Highly Compensated Employees multiplied by 2.0, provided that the actual deferral percentage for the Highly Compensated Employees does not exceed the actual deferral percentage for such other Employees by more than 2 percentage points. For purposes of this Section 4, the "actual deferral percentage" for a Plan Year means, for each specified group of employees, the average of the ratios (calculated separately for each Employee in such group) of (a) the amount of deferrals and/or contributions made to the Member's 401(k) Account for the Plan Year, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) which, at the Employer's election, shall include the compensation required to be reported under Section 6041 or 6051 of the Code (i.e., "W-2 compensation") for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual deferral percentage shall be zero if no 401(k) deferral or contribution is made on his behalf for such Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4. For purposes of determining the actual deferral percentage of a Member who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five-percent owner or one of the ten most Highly Compensated Employees as described in Section 414(q)(6) of the Code, the 401(k) deferrals, contributions and compensation (as defined in Section 414(s) of the Code) of such Member shall include 401(k) deferrals, contributions and compensation (as defined in Section 414(s) of the Code) of "family members", within the meaning of Section 414(q)(6) of the Code, and such "family members" shall not be considered as separate Employees in determining actual deferral percentages. In accordance with IRS Regulations, the actual deferral percentage of a Member who is a Highly Compensated Employee and who is eligible to participate in two or more cash or deferred arrangements maintained by his Employer shall be determined by treating all such cash or deferred arrangements as a single arrangement.

(E) The Thrift Plan Office shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Paragraph (D) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Paragraph (I) below. In the event that neither of such actual deferral percentage tests is satisfied, the Thrift Plan Office shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member and allocated to his 401(k) Account which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member and allocated to his 401(k) Account (and any earnings and losses allocable thereto) and, in accordance with the Code and applicable IRS Regulations, forfeiting the amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto). The distribution of such excess contributions shall be made to Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination. For purposes of this Section 4, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) deferrals and/or contributions (and any earnings and losses allocable thereto) made to the 401(k) Accounts of Highly Compensated Members for such Plan Year, over the maximum amount of such deferrals and/or contributions that could be made to the 401(k) Accounts of such Members without violating the requirements of Paragraph (D) above, determined by reducing 401(k) deferrals and/or contributions made by or on behalf of Highly Compensated Members in order of the actual deferral percentages beginning with the highest of such percentages. The distribution of excess contributions shall be made to Highly Compensated Members on the basis of the respective portions of the excess contributions attributable to each such Member. Excess contributions of Members who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the 401(k) deferrals (and amounts treated as 401(k) deferrals) of each family member that are aggregated to determine the combined actual deferral percentages.

(F) Notwithstanding any other provision of the Plan, the sum of the actual deferral percentage determined in accordance with Paragraph (D) above of those Employees who are Highly Compensated Employees and the actual contribution percentage determined in accordance with Section 7 of this Article III of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below.

For purposes of this Section 4, the "aggregate limit" for a Plan
Year is the greater of:

(1) The sum of:

     (a) 1.25 times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage, and

     (b) Two percentage points plus the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

(2) The sum of:

     (a) 1.25 times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage, and

    (b) Two percentage points plus the greater of the relevant actual deferral percentage or the relevant actual contribution percentage. In no event, however, shall this amount exceed twice the greater of the relevant actual deferral percentage or the relevant actual contribution percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The relevant actual deferral percentage and relevant actual contribution percentage are defined in accordance with the Code and the IRS Regulations.

The Thrift Plan Office shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Paragraph (I) below, then determining the treatment of excess contributions under Paragraph (E) above, and then determining the treatment of excess aggregate contributions under
Section 7 of this Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 7 of this Article until the aggregate limit is no longer exceeded, unless the Thrift Plan Office designates, in lieu of the reduction of the actual contribution percentage a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall occur in the same manner as described in Section 4(E) of this Article until the aggregate limit is no longer exceeded.

(G) Notwithstanding the provisions of Paragraphs (D) and (E) above, the amount of excess contributions to be distributed pursuant to Paragraph (E) above, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year pursuant to Paragraph (I) below.

(H) A withdrawal from the vested portion of a Member's 401(k) Account may be made only upon (a) attainment of age 59 1/2, (b) hardship (as determined by the Board in accordance with this Paragraph (H)), (c) termination of Employment, (d) death, (e) Disability or (f) termination of an Employer's participation in the Plan provided the Employer certifies in writing in such form as is satisfactory to counsel that no successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) will be established or maintained by the Employer at the time of termination of participation in the Plan or will be maintained through the period ending twelve months after distribution of all assets from the Plan attributable to the Employer's participation in the Plan and amounts distributed upon such event shall be in the form of a "lump sum distribution" within the meaning of Section 402(e)(4) of the Code (without regard to Code Sections 402(e)(4)(A)(i)-(iv) and Code Sections 402(e) (4) (B) and (H)).

A withdrawal is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need, and further provided that no earnings in the Member's 401(k) Account credited on or after January 1, 1989 and/or Employer contributions made to the Member's 401(k) Account on or after January 1, 1989 may be distributed in satisfying such need. For the purposes of this Paragraph (H), the term "immediate and heavy financial need" shall be limited to the need of funds for (i) the payment of medical expenses described in Section 213(d) of the Code previously incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such care, (ii) the payment of tuition for the next twelve months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or
(iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence. For purposes of this Paragraph (H), a distribution generally may be treated as "necessary to satisfy a financial need" if the Employer reasonably relies upon the Member's written representation that the need cannot be relieved
(i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member 401(k) deferrals pursuant to Article III, Section 4 of the Plan or Member Regular contributions pursuant to Article III, Section 1 of the Plan or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Paragraph (H) shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution, as certified to the Plan by the Member.

No amounts may be withdrawn on account of hardship pursuant to this Paragraph prior to a Member's withdrawal of the remaining vested balance of his Regular Account and Rollover Account, notwithstanding the withdrawal restrictions contained in Article VII, Section 2 or below.

Only one in-service withdrawal under this Paragraph may be made in any Plan Year, and any amounts paid under this Article may not be returned to the Plan. The amount of a withdrawal under this Paragraph (H) must be not less than the lesser of (i) $1,000,
(ii) the full value of the vested portion of the 401 (k) Account (reduced by the amount of post-December 31, 1988 earnings and Employer 401(k) contributions for those Members who have not attained age 59 1/2, if such value is less than $1,000, or (iii) the amount approved as a hardship withdrawal by the Board.

(I) Notwithstanding any other provision of the Plan, no Member may defer to his 401(k) Account during any Plan Year an amount in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

SECTION 5. REMITTANCE OF CONTRIBUTIONS.

The monthly contributions of both Members and their Employer (including an administrative fee, as determined by the Board, to be paid by the Employer to defray expenses attributable to its participation in the Plan) shall be recorded by the Employer and remitted to the Board so that the Board shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable. Such amounts shall be used to provide additional Units pursuant to Article V. Any contributions received by the Thrift Plan Office on the first working day of a month shall be deemed to have been received on the last working day of the immediately preceding month. Working day shall be defined as any day regular mail is delivered by the United States Postal Service.

SECTION 6. TRANSFER OF FUNDS AND ROLLOVER CONTRIBUTIONS.

(A) Upon such terms and conditions as the Board and the IRS shall approve, and provided that all benefits (including all optional forms of benefit) under the prior retirement plan are protected in accordance with Section 411(d)(6) of the Code, or any successor thereto, and the IRS Regulations thereunder, a transfer of funds may be made to the Plan from a prior retirement plan of an employer which was qualified under Section 401(a) of the Code so long as such funds (a) have been allocated to the individual members of such prior plan, (b) shall be allocated to the Accounts of the Members of the Plan to whom they were allocated under such prior plan, and (c) shall be applied so that each Member affected thereby would receive a benefit immediately after the transfer, if the Plan then terminated, at least equal to the benefit he would have received upon a termination of such prior plan immediately before such transfer. In addition to protecting those prior retirement plan benefits as required in the preceding sentence, the Thrift Plan Office may, in its discretion, preserve any other prior retirement plan options which it determines to be economically and administratively feasible and which are not required to be protected under Section 411(d)(6) of the Code. Each Employee with respect to whom such a transfer is made shall, upon such transfer, be eligible for membership in the Plan.

(B) If the funds so transferred are transferred from a retirement plan subject to Code Section 401 (a)(11), then such funds shall be maintained in a separate account and any subsequent distribution of those funds, and earnings thereon, shall be subject to the following provisions:

     (1) The benefit to which a married Member is entitled shall, except as otherwise provided in this Paragraph (B), be payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity. The term, "Qualified Joint and Survivor Annuity," means a benefit providing an annuity commencing immediately for the life of the Member, ending with the payment due on the last day of the month coincident with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coincident with or preceding the date of such Surviving Spouse's death.

    (2) In lieu of the form of benefit described immediately above, any benefit payable pursuant to this Paragraph (B) may be paid in one cash payment thereof, subject to the provisions of Subparagraph (5) below.

(3) If a Member dies prior to the date payment of his benefit commences (i) without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse and having made a valid election to waive the Preretirement Survivor Annuity in accordance with Subparagraph
(5) below, then the remaining value of the Member's account subject to this Paragraph (B) shall become payable to his Beneficiary in a lump sum subject to Article III, Section 8(E)(2) and Article VII, Section 3(B).

(4) A Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Member or former Member who dies before the commencement of payment of any benefit from an account subject to this Paragraph (B). The term " Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's account balance as of the Valuation Date coincident with or preceding the date of his death, by the purchase of a single premium contract issued by an insurance company providing a survivor annuity to his Surviving Spouse, for the life of such Surviving Spouse. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the Board or (ii) the date the Member would have reached Normal Retirement Age had he lived.

(5) (i)     In the case of the Qualified Joint and Survivor
Annuity, the Fund shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Member a written explanation of: (i) the terms and conditions of the Qualified Joint and Survivor Annuity; (ii) the Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Member's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. In the case of the Preretirement Survivor Annuity, the Fund shall provide each Member within the applicable period for such Member a written explanation of the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to the Qualified Joint and Survivor Annuity.

The applicable period for a Member is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35; (ii) a reasonable period ending after the individual becomes a Member; or (iii) a reasonable period ending after this subparagraph (i) first applies to the Member. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Member who separated from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
(iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Member who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Member thereafter returns to employment with an Employer, the applicable period for such Member shall be redetermined.

      (ii) A Member may, with the written consent of his Spouse (unless the Board makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on his annuity starting date

(which is the first day of the first period for which an amount is paid as an annuity or any other form); and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph (5) may be revoked by a Member, without spousal consent at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the Board and shall be notarized.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Member without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Member has received the notice described in subparagraph (i) above.

(6)  Notwithstanding the preceding provisions of this Paragraph
(B), any benefit of $3,500, subject to the limits of Article X,
Section 4, or less shall be paid in a lump cash sum in full settlement of the Plan's liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the Board's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Paragraph (B).

(C) Upon Such terms and conditions as the Board shall approve, effective January 1, 1993, (i) all Members (regardless of whether their Accounts are active) shall be permitted to make rollover contributions to the Plan of amounts held on their behalf in an employee benefit plan qualified under Section 401(a) of the Code or an individual retirement account or annuity described in
Section 408(d)(3) of the Code and (ii) an Employer may, at its option, permit its Employees to make rollover contributions prior to the date as of which the Employees become eligible for membership in the Plan. All such amounts which are accepted by the Thrift Plan Office shall be certified in form and substance satisfactory to the Thrift Plan Office by the Member as consisting of all or a portion of (i) a "qualified total distribution" within the meaning of Section 402(a)(5)(E)(i) of the Code or (ii) effective January 1, 1993, an "eligible rollover distribution" or a "rollover contribution" within the meaning of
Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. A Member shall have a nonforfeitable vested interest in all such amounts credited to his Rollover Account

SECTION 7. LIMITATIONS ON MEMBER CONTRIBUTIONS AND MATCHING
           EMPLOYER CONTRIBUTIONS.

(A) Notwithstanding any other provision of this Section 7, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual contribution percentages: (a) the actual contribution percentage for such Plan Year of those Employees who are not Highly Compensated Employees multiplied by 1.25; or (b) the actual contribution percentage for the Plan Year of those Employees who are not Highly Compensated Employees multiplied by 2.0, provided that the actual contribution percentage for the Highly Compensated Employees does not exceed the "actual contribution percentage " for such other Employees by more than 2 percentage points. For purposes of this Section 7, the "actual contribution percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (a) the sum of (i) Employer matching contributions credited to his Regular Account as described in Section 2 and Section 3, Formula
(1) of this Article for the Plan Year, (ii) Member contributions credited to his Regular Account for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals credited to his 401(k) Account, to
(b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) which, at the Employer's election, shall include the compensation required to be reported under
Section 6041 or 6051 of the Code (i.e., "W-2 compensation") for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. The 401(k) deferrals referred to in (iii) above in this Paragraph (A) may be taken into account in determining the actual contribution percentage for a Plan Year if the actual deferral percentage test is satisfied prior to and following the exclusion of the 401(k) deferrals that are used to satisfy the actual contribution percentage test. An Employee's actual contribution percentage shall be zero if no such contributions are made on his behalf for such Plan Year. The actual contribution percentage taken into account under this Paragraph (A) for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in
Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. For purposes of determining the actual contribution percentage of a Member who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Member is either a five-percent owner or one of the ten most Highly Compensated Employees as described in Section 414(q)(6) of the Code, the Employer matching and Member contributions and compensation (as defined in Section 414(s) of the Code) of such Member shall include the Employer matching and Member contributions and compensation (as defined in Section 414(g) of the Code) of "family members", within the meaning of Section 414(q)(6) of the Code, and such "family members" shall not be considered as separate Employees in determining actual contribution percentages.

(B) The Thrift Plan Office shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified in Paragraph (A) above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Article III, Section 4(I) and then determining the treatment of excess contributions under Article III, Section 4(E). In the event that neither of the actual contribution percentage tests is satisfied, the Thrift Plan Office shall refund the excess aggregate contributions in the manner described in Paragraph (C) below. For purposes of this
Section 7, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (a) Employer matching contributions to their Regular Accounts, (b) Member contributions to their Regular Accounts and (c) 401(k) deferrals by Members to their 401(k) Accounts (to the extent permitted by the IRS Regulations and if the Thrift Plan Office elects to take into account such 401(k) contributions when calculating the actual contribution percentage) of Highly Compensated Members for such Plan Year, over the maximum amount of such contributions that could be made as Employer matching contributions to Regular Accounts, Member contributions to Regular Accounts and 401(k) deferrals by Members to 401(k) Accounts of such Members without violating the requirements of Paragraph (A) above.

(C) If the Thrift Plan Office is required to refund excess aggregate contributions for any Highly Compensated Member for a Plan Year in order to satisfy the requirements of Paragraph (A) above, then the refund of such excess aggregate contributions shall be made with respect to such Highly Compensated Members to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XII or termination of Employer participation in the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination. For each such Member, the amounts so refunded shall be made in the following order of priority: (i) to the extent that the amounts contributed by the Member to his Regular Account for such Plan Year exceed the highest rate of such contributions with respect to which amounts were contributed by the Employer to the Member's Regular Account, by refunding such amounts contributed by the Member to his Regular Account which were not matched by his Employer (and any earnings and losses allocable thereto) and (ii) by refunding amounts contributed for such Plan Year by the Member to his Regular Account which were matched by his Employer (and any earnings and losses allocable thereto) and, solely to the extent permitted under the Code and applicable IRS Regulations, distributing to the Member amounts contributed for such Plan Year by the Employer with respect to the amounts so returned (and any earnings and losses allocable thereto). All such distributions shall be made to, or shall be with respect to, Highly Compensated Members on the basis of the respective portions of such amounts attributable to each such Highly Compensated Member.

SECTION 8. PROFIT SHARING FEATURE.

(A) An Employer may, at its option, adopt a Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III, including the contributions described in Sections 1 through 4 of this Article. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

     Where investments provided for the contributions permitted under Article III, Sections 1 through 4 were subject to the Members' investment directions among the Investment Funds and the Profit Sharing Feature elected by the Employer requires that all account balances be invested in Investment Fund B or D, the accounts provided under Article III, Sections 1 through 4 will continue to be subject to the Members' directions, pursuant to the provisions of Article IV.

(B)     (1)     Subject to the provisions of Article X, Section
1, an Employer may, but shall not be required to, contribute on behalf of each of its Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code. Such Profit Sharing contribution must be received by the Thrift Plan Office on or before the last business day of the second month following the close of the Contribution Determination Period on behalf of all those Members who were in its employ on the last working day of such Contribution Determination Period. For purposes of making the al locations described in this Subparagraph (B)(1), a Member who is on a Type 1 non-military Leave of Absence (as defined in Article I, Paragraph (20) and Article X, Section 8 (B) (1)) or a Type 4 military Leave of Absence (as defined in Article I, Paragraph
(20) and Article X, Section 8(B)(4)), shall, notwithstanding the provisions of this Paragraph, be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

        (2) A Profit Sharing Account shall be established and maintained on behalf of each Member whose Employer has adopted the Profit Sharing Feature showing each Member's interests in the Investment Funds attributable solely to such Profit Sharing contributions. The interest in each Investment Fund shall be represented by Units. These Units will be valued in accordance with Article V. Such account shall be known as the "Profit Sharing Account," as defined under Article I, Paragraph (27) and shall be an account segregated from all other accounts maintained under the Plan with respect to such Member.

(C)     (1)     Contributions shall be allocated to each Member's
Profit Sharing Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the options selected below: (1) in the same ratio as each Member's Salary during such Contribution Determination Period bears to the total of such Salary of all Members, (ii) in the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members or (iii) an Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) contribution for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided under

Subparagraphs (C)(1) and (2) for those Employers who have elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member who is employed by the Employer on the last day of such Contribution Determination Period in a uniform percentage (i) of each Member's Salary during the Contribution Determination Period up to the Social Security Taxable Wage Base for such Contribution Determination Period (the "Base Contribution Percentage"), plus a uniform percentage of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base for such Contribution Determination Period (the "Excess Contribution Percentage"), or (ii) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Contribution Percentage for such Contribution Determination Period, plus a uniform percentage of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), equal to the Excess Contribution Percentage.

        (2) The Excess Contribution Percentage described in Subparagraph (1) above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan
Year) which is attributable to old-age insurance. For purposes of this Subparagraph (2), "compensation" as defined in Section 414(s) of the Code shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

        (3) The Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

        (4) No contributions by Members shall be made under the Profit Sharing Feature provided under this Section 8 of
Article III.

(D)     (1)     Contributions under the Profit Sharing Feature
shall be invested in accordance with the provisions and procedures of Article IV, except as otherwise provided in this Paragraph (D). At the Employer's election, contributions on behalf of Members may be invested (i) entirely in Investment Fund B or D, or (ii) pursuant to the Member's directions among the Investment Funds. If the Employer does not so elect, or until an effective direction is made by Members, all contributions made pursuant to this Article III,
Section 8, shall be invested in Investment Fund D.

        (2) A Member's investment directions, if any, with respect to contributions made under the Profit Sharing Feature, shall be submitted in writing and shall be separate from the directions submitted with respect to all other contributions under the Plan.

        (3) Where an Employer previously elected to invest contributions pursuant to Article IV and subsequently elects to have all future contributions invested entirely in Investment Fund B or D in accordance with Subparagraph (D)(1) above, Units previously accumulated in the Investment Funds prior to such election will continue to be subject to the Members' investment directions among such Investment Funds in accordance with Article
IV. All future Employer contribution allocations made following the Employer's election shall be allocated to Investment Fund B or D, respectively.

(E)     (1)     Except as otherwise provided under Article VII,
Section 2, no amounts may be withdrawn from a Member's Profit Sharing Account while still employed by the Employer, other than
(i) amounts required to be distributed no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, in accordance with Article VII, Section 3(C);
(ii) amounts required to be distributed pursuant to the terms of a Qualified Domestic Relations Order, as defined in Article X,
Section 6 of the Plan; or (iii) amounts withdrawn on account of mistake of fact, within one year after the payment of the contribution, as reviewed and approved by the Thrift Plan Office.

         (2)     Subject to the provisions of Article VII,
Section 3 of the Plan, upon receipt by the Plan of a notice of termination of Employment, a Member may request to withdraw any or all vested Units in his Profit Sharing Account, including any Units held in a Rollover Account for such Member, following the filing of a notice of withdrawal with the Thrift Plan Office. Subject to the provisions of Article VII, Section 3 and, to the extent applicable, the provisions of Article III, Section 6(B) (relating to transferred amounts and spousal consent), the normal form of benefit payment under the Profit Sharing Account upon receipt by the Plan of a notice of withdrawal is a lump sum payment. In lieu of a lump sum payment upon termination, to the extent permissible under Article VII, Section 3(B)(2), and, to the extent applicable, the provisions of Article III, Section 6(B) (relating to transferred amounts and spousal consent), a Member may elect in his notice of withdrawal to (i) defer

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

receipt of some or all of his vested Profit Sharing Account until April 1 of the calendar year following the calendar year in which the Member attains 70 1/2 in accordance with Article VII, Section 3(C); (ii) elect installment payments, as described below; (iii) if the Member's Employer has adopted the Plan after June 30, 1992 and has elected the annuity option under Section 3(B)(2) of
Article VII, or to the extent otherwise required under Article III, Section 6(B) (relating to transferred amounts and spousal consent), receive an annuity, subject to the provisions of
Section 3(B)(2) of Article VII (including spousal consent rules); or (iv) make periodic withdrawals not more frequently than once per year pursuant to the provisions of Article VII, Section 2. Notwithstanding the provisions of Article VII, Section 3 (other than Subsection (B)(2) thereof), any terminated Member with a Profit Sharing Account balance equal to or greater than $3,500 may elect to be paid in up to 10 annual installments (or, effective January 1, 1993, in 15 or 20 annual installments, provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy and if a Member attempts such an election, he shall be deemed to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy). The election of installments under this Subparagraph (2) may not be subsequently changed by the Member, except that the Member may request, in a notice of withdrawal, to withdraw the balance of the Units in his Profit Sharing Account as of the last day of any month.

          (3) Payments made on account of a Member's death shall be governed by the provisions contained in Article VII,
Section 5.

          (4) Notwithstanding the provisions of this Article III, Section 8, and subject to the provisions of Article VII,
Section 3(C), any benefit payable to a Member shall commence no later than April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2.

          (5) Where an Employer decides to no longer make available the Profit Sharing Feature, as described in Article III, Section 8, and adopts one of the options contained in
Article III, Sections 1 through 4 in lieu thereof, the investment direction rights of Members with respect to their Profit Sharing Accounts shall be in accordance with the investment direction provisions of the Plan in effect immediately prior to such Employer decision (in accordance with Article III, Section 8(D)), unless otherwise specified by the Employer.

               (6) A transfer of funds may be made to the Profit Sharing Feature from a prior retirement plan which was qualified under Section 401(a) of the Code, subject to the provisions of
Article III, Sections 6(A) and (B) and such additional terms and conditions as the Board shall approve. If the funds so transferred are from a retirement plan which maintains employee contributions, such transfer will not become effective until the Employer either (i) returns such employee contributions to the affected members prior to the transfer, or (ii) maintains the prior trust to hold such employee contributions until such time as they are fully distributed.

          (7) Subject to the provisions of Article XI, an Employer may terminate its participation in the Profit Sharing
Feature. Distributions shall be made in accordance with the provisions of Article VII, Section 3.

            ARTICLE IV INVESTMENT OF CONTRIBUTIONS

All contributions to the Plan shall, upon receipt by the Board, be delivered to the Trustee to be held in the Trust Fund and invested and distributed by the Trustee in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of certain investment funds (each an "Investment Fund") as described in the Trust Agreements and designated as follows:

     "INVESTMENT FUND A" - A diversified equity portfolio with the objective of simulating the performance of the Standard &
Poor's Composite Index of 500 stocks.

     "INVESTMENT FUND B" - An income portfolio with the objective of maximizing income at minimum risk of capital with contributions invested in fixed income instruments, including, but not limited to: (i) group annuity contracts including fixed and variable rate contracts with insurance companies or other financial institutions, (ii) bank time deposits or deposit agreements, (iii) short term investment funds, (iv) U.S. Treasury Bills and (v) third party agreements providing book value liquidity for investments in U.S. Government or Agency securities or collateralized mortgage obligations backed by Agency collateral.

     "INVESTMENT FUND C" - A diversified equity portfolio with the objective of simulating the performance of the Standard &
Poor's MidCap Index of 400 stocks.

     "INVESTMENT FUND D" - A government instrument fund with the objective of maximizing income at minimum risk of capital with underlying investments in obligations issued or guaranteed by the United States government or agencies or instrumentalities thereof.

     "INVESTMENT FUND E" - A diversified debt portfolio with the objective of simulating the performance of Lehman Brothers
Aggregate Bond Index.

A Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under
Section 584 of the Code, provided that such trust fund satisfies the requirements of this Plan applicable to such investment fund and that the Trustees serve as Trustee of such commingled, group or common trust fund. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of this Agreement and deemed to form a part of the Plan.

Except as provided in Article III, Section 8(D)(1), each Member shall direct in writing that his contributions (including 401(k) deferrals and rollover contributions, if any) and the contributions made by his Employer (including Profit Sharing contributions) on his behalf shall be invested (a) entirely in any single Investment Fund or (b) in any combination of Investment Funds in multiples of 5%. Until an effective direction is made by the Member, all such contributions shall be invested in Investment Fund D.

Any such investment direction shall be followed until changed. Subject to the provisions of the following paragraphs of this Section, one time during each month a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in the Investment Funds by filing written notice with the Thrift Plan Office. Such directed change will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the Thrift Plan Office subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII, Section 1(A) of the Plan.

Except as otherwise provided below, a Member may not direct a transfer of his accumulated units in Investment Fund B to Investment Fund D and/or E. A Member may direct a transfer from Investment Funds A and/or C to Investment Fund D and/or E provided that, except as otherwise provided below, amounts previously transferred from Investment Fund B following April 1, 1991, to Investment Funds A or C remain in such equity funds for a period of three months prior to being transferred to Investment Fund D or E.

Notwithstanding the above, a Member may direct a transfer from Investment Fund B to Investment Fund D in multiples of 5% as of April 30, 1991 by filing an irrevocable written notice on a form supplied by the Thrift Plan Office with the Thrift Plan Office on or before March 15, 1991. Notwithstanding any other provision in the Plan to the contrary, amounts transferred or contributed to Investment Fund B may not be distributed, borrowed or otherwise withdrawn by the Member prior to July 1, 1991, unless the Member terminates Employment. In the event that the aggregate amount which Members have directed to be transferred from Investment Fund B to Investment Fund D exceeds the amount the Board determines to be available for such transfers under the provisions of the investment contracts through which the assets of Investment Fund B are invested, the Board shall limit, to such extent as it may deem appropriate and in a uniform and nondiscriminatory manner, the amount that any Member may so transfer based on a proportion of the amount requested to be transferred over the amount available to be transferred.

To the extent that the amount which a Member directs to be transferred from Investment Fund B to Investment Fund D exceeds the amount that the Board has determined he may transfer, he may irrevocably elect, not later than March 15, 1991, in accordance with the form supplied by the Thrift Plan Office, to transfer such excess amounts (i) from Investment Fund B to Investment Funds A and/or C as of April 30, 1991 and (ii) from Investment Funds A and/or C to Investment Fund D as of the next following Valuation Date. If the Member does not elect to transfer such excess amounts to the equity funds, as of April 30, 1991, such excess amounts shall remain in Investment Fund B and otherwise be held in accordance with the provisions of the Plan.

      ARTICLE V MEMBERS' ACCOUNTS, UNITS AND VALUATION

An Account shall be established and maintained for each Member showing his interests in the Investment Funds. The interest in each Investment Fund shall be represented by Units. Separate subaccounts shall be established and maintained for each Member, as applicable, under (i) Article III, Section 8(B)(2) (Profit Sharing Account), (ii) Article III, Section 4 (401(k) Account),
(iii) Article III, Section 2(C) (Regular Account). In addition, a separate Rollover Account shall be established and maintained for each Member or Employee who elects a rollover under Article III,
Section 6(C).

As of each Valuation Date, the value of a Unit in each Investment
Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Board during the month in which such Valuation Date occurs by (b) the Unit value of such Investment Fund as of the next Valuation Date. For purposes of the preceding sentence, in valuing a Member's Account, contributions of both Members and their Employer which have been reported and received by the Thrift Plan Office on the first working day (as defined in Article III, Section 5) of a month shall be deemed to have been received on the last working day of the immediately preceding month. Working day shall be defined as any day regular mail is delivered by the United States Postal Service.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each Investment Fund by the value of the Investment Fund Unit on such date and aggregating the results.

                ARTICLE VI VESTING OF UNITS

SECTION 1. VESTING.

(A) All Units credited to a Member's Account shall immediately and fully vest in him, except (i) Units credited to a Member's Profit Sharing Account which shall vest in accordance with the schedule adopted by his Employer under this Article and
(ii) Units attributable to contributions made by the Employer after June 30 1992 under Section 2 or Section 3 of Article III, with respect to which the Employer has elected to adopt a vesting schedule as provided in this Article, which Units shall vest in accordance with such schedule.

(B) An Employer may adopt a different vesting schedule for its Members' (i) Profit Sharing Accounts, (ii) Matching Amounts and (iii) Basic Amounts and Supplemental Amounts.

(C) In accordance with Subsection (A) above, one or more of the following schedules may be elected by the Employer:

     SCHEDULE 1: Applicable Units shall immediately and fully vest. If the eligibility requirement(s) selected by the Employer under Article II, Section 2(B), require(s) that an Employee complete a period of Employment which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.

     SCHEDULE 2: Applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

                  Completed                           Vested
             Years of Employment                    Percentage
             -------------------                    ----------
               Less than 2                              0%
               2 but less than 3                       20%
               3 but less than 4                       40%
               4 but less than 5                       60%
               5 but less than 6                       80%
               6 or more                              100%

     SCHEDULE 3: Applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

                    Completed                      Vested
                Years of Employment              Percentage
                -------------------              ----------
                  Less than 2                         0%
                  5 or more                         100%

     SCHEDULE 4: Applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

                    Completed                      Vested
                Years of Employment              Percentage
                -------------------              ----------
                   Less than 2                        0%
                   3 or more                        100%

     SCHEDULE 5: Applicable Units shall become nonforfeitable and fully vested in accordance with the schedule set forth below:

                    Completed                      Vested
                Years of Employment              Percentage
                -------------------              ----------
                 Less than 2                          0%
                 1 but less than 2                   25%
                 2 but less than 3                   50%
                 3 but less than 4                   75%
                 4 or more                          100%

Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that (i) the Member dies while in active Employment and the Plan has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, Section 4, and the Plan has received notification of Disability, or (iii) the Member has attained Normal Retirement Age.

(D)   VESTING ELECTION

     (1) Except as otherwise provided in the next following paragraph, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Section 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or, in the case of a change or amendment to the vesting schedule, any Member who has completed at least 3 Years of Employment with such Employer, may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment (a "Vesting Election"). Any Vesting Election made under this Section 1 shall be made by notifying the Thrift Plan Office in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan which serves as a successor plan is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the Thrift Plan Office; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or
(v) the date which is 60 days after the day the Member is give written notice that the Plan has been designated as a successor plan. Any election made pursuant to this Subsection (D) shall be irrevocable.

     (2) To the extent permitted under the Code and Regulations, an Employer described in the foregoing paragraph may elect to treat all of its Members who are eligible to make a Vesting Election as having made such Vesting Election. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all its Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

SECTION 2. FORFEITURES.

(A) If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his years of Employment prior to the Break in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one-year Breaks in Service, any Units forfeited from his Account shall be restored to his Account; provided, however, that if such a Member has received a distribution pursuant to Article VII, Section 3 or Article III,
Section 8, his Account Units shall not be restored unless he repays the full amount distributed to him to the Plan before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The Units restored to the Member's Account will be valued on the Valuation Date coincident with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the Thrift Plan Office and (iii) the date the Employee repays the full amount previously distributed to him that resulted in the forfeiture. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years of Service prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment, and his Years of Employment prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

(B) Forfeited amounts, as defined in the preceding Paragraph A, shall be made available to the Employer through transfer from the Member's Account to the Employer Hold Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service or (2) the date of the Member's termination of Employment, if the Member then had no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses (in accordance with Article IX, Section
2) for that Contribution Determination Period, (ii) offset any contribution to be made by such Employer for that Contribution Determination Period, or (iii) be allocated to all eligible Members at the end of such Contribution Determination Period in accordance with clause (ii) of the first sentence in Article III,
Section 8(C)(1). The Employer Hold Account, referenced in this Paragraph (B), shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code, as described in
Article X, Section 1(C), and (ii) Employer contributions made in advance of the date allocable to Members.

               ARTICLE VII WITHDRAWAL PAYMENTS

SECTION 1. GENERAL.

(A) All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Articles XI or XII or Article III,
Section 4. The amount of payment will be determined in accordance with the Unit values on the Valuation Date coinciding with or next following the date proper notice is filed with the Board, unless following such Valuation Date a decrease in the Unit values of the Member's investment in any of the Investment Funds occurs prior to the date such Units of the Member are redeemed in which case that part of the payment which must be provided through the sale of existing Units shall equal the value of such Units determined on the date of redemption which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the Board. The redemption date Unit value with respect to a Member's investment in any Investment Fund shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Fund on the date the Member's investment is redeemed.

     Payments provided under this Section will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to, with respect to amounts invested in Investment Fund B, if applicable, the provisions of Article XI, Section 3 regarding the transfer of guaranteed interest contracts, and with respect to amounts invested in any other Investment Fund, subject to any other applicable restriction on redemption imposed on amounts invested in such Fund.

(B) At the election of the Employer, the Employer can suspend matching contributions to the Plan on behalf of a Member, during his uninterrupted period of Service with such Employer, who makes a withdrawal from his Regular Account for a period of 6 months after such withdrawal, except that (i) if the withdrawal does not exceed the amount of the Member's contributions in his Regular Account plus earnings thereon, Employer contributions on his behalf may resume 3 months after such withdrawal, and (ii) if the withdrawal does not exceed the amount, if any, of the Member's contributions in his Regular Account made prior to January 1, 1987 without earnings, then Employer contributions on his behalf shall not be affected by such withdrawal.

(C) Any partial withdrawal from a Member's Regular Account or Rollover Account shall be in an amount of at least $1,000 or shall be for the full amount of either (a) the Member's contributions made prior to January 1, 1987 without earnings or

(b) the Member's contributions plus earnings thereon. Any partial withdrawal shall be deemed to come first from the Member's contributions made prior to January 1, 1987 without earnings referred to in (ii) above, second proportionately from the Member contributions made after December 31, 1986 plus earnings thereon, and finally from the balance of his Regular Account or Rollover Account.

(D) Any amounts paid under this Article may not be returned to the Plan.

SECTION 2. ACCOUNT WITHDRAWAL WHILE EMPLOYED.

A Member may voluntarily withdraw his Account (other than his 401(k) Account, Profit Sharing Account, or Profit Sharing Rollover Amounts, if any) while in Employment by filing a notice of withdrawal with the Thrift Plan Office; provided, however, that in the event his Employer has elected to provide annuity options under Article VII, Section 3(B)(2), no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Article III, Section 6(B)). Only one in-service withdrawal under this Section may be made in any Plan Year from each of the Member's Regular Account and Rollover Account. This restriction shall not, however, apply to a withdrawal of a Member's contributions made prior to January 1, 1987 without earnings, or a withdrawal under this Section in conjunction with a hardship withdrawal as defined under Article III, Section 4(H).

Notwithstanding the foregoing paragraph, a Member shall not withdraw any Matching, Basic or Supplemental contributions made by his Employer under Article III, Section 2 or Section 3 and credited to his Regular Account unless (i) the Member has completed 60 months of participation in the Plan, (ii) the withdrawal occurs at least 24 months after such Matching, Basic or Supplemental contributions were made by the Employer, (iii) the Member's Employer terminates its participation in the Plan or
(iv) the Member dies, is disabled, retires, terminates Employment or attains age 59 1/2. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Member's Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

SECTION 3. ACCOUNT WITHDRAWAL UPON TERMINATION OF EMPLOYMENT OR
           EMPLOYER PARTICIPATION.

(A) Except as provided in Article III, Sections 4 and 8, a Member who terminates Employment with a participating Employer, or whose Employer terminates its participation in the Plan under
Article XI, may withdraw his Account at any time thereafter up to attainment of age 70 1/2 or, if elected by his Employer in accordance with the provisions of Article XI, Section 3, may transfer his Account, including all outstanding loan balances, to a qualified successor plan maintained by his Employer following the termination by the Employer of its participation under the Plan; provided, however, that the Member may not transfer outstanding loan balances unless such qualified successor plan provides participant loans. For purposes of this Section 3, a qualified successor plan is an employee benefit plan established or maintained by the Employer which (i) has received a favorable determination letter from the IRS stating that such plan satisfies the then current qualification and tax-exemption requirements of the Code or with respect to which an opinion of counsel to the same effect, and in such form as may be satisfactory to the Thrift Plan Office, (ii) has provided the Thrift Plan Office with written certification by its appropriate fiduciaries that in the event of a transfer to such successor plan of the withdrawn assets, the successor plan shall be fully liable for the payment of all transferred benefits of the Members of such Employer (who consent to the transfer), and that the Plan shall not be liable for the payment of any part of such benefits,
(iii) has provided each Member's written consent to the transfer and his release of all claims against the Plan arising out of his membership therein, (iv) meets such other requirements of the IRS, other appropriate governmental authority or of the Board, which may apply, and (v) meets such other procedures as may be established by the Board from time to time.

     Any withdrawal under this Section requires that a notice of withdrawal be filed with the Thrift Plan Office. If a Member does not file such notice, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2 but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, unless otherwise provided by law. Only one withdrawal under this Section may be made in any calendar year from each of the Member's Rollover Account, Profit Sharing Account, 401(k) Account and Regular Account.

(B)     (1)     In lieu of any lump sum payment of his total
Account, a Member who has terminated his Employment may elect in his notice of withdrawal to be paid in up to 10 annual installments (or, effective January 1, 1993, in 15 or 20 annual installments, provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy and if a Member attempts such an election, he shall be deemed to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy), subject to the provisions of Article X, Section 4. The amount of each installment will be equal to the value of the total Units in the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining annual installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the Thrift Plan Office's receipt of his notice of withdrawal and on each anniversary thereafter. Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to Paragraph
(C) below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the Thrift Plan Office, the Member may withdraw the balance of the Units in his Account in a lump sum at any time.

     (2) ANNUITY OPTION. An Employer who adopts the Plan after June 30, 1992 may, at its option, elect to provide an annuity option in addition to the lump sum payment and installment payment options described in Section 1(A) and Subsection (B)(1) above. In the event an Employer elects to provide an annuity option, the following provisions shall apply:

          UNMARRIED MEMBERS: Any unmarried Member who has terminated his Employment may elect, in lieu of any lump sum or installment payment of his total Account(s) under Section 1(A) or Subsection (B) above, to receive a benefit payable by purchase from an insurance company of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

          MARRIED MEMBERS: Except as otherwise provided below,
(i) any married Member who has terminated his Employment shall receive a benefit payable by purchase from an insurance company of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined under Section 6(B)(1) of Article III and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined under
Section 6(B)(4) of Article III. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent provisions of
Section 6(B) of Article III.

(C) In no event may payment of a Member's Account begin later than April 1 of the year following the calendar year in which a Member attains age 70 1/2; provided, however, if a Member attained age 70 1/2 prior to January 1, 1988, except as otherwise provided below, any benefit payable to such Member shall commence no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires.

If a Member who is a 5% owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Member shall commence no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the earlier of (A) the calendar year within which the Member becomes a 5% owner or (B) the calendar year in which the Member retires. For purposes of the preceding sentence, 5% owner shall mean a 5% owner of such Member's Employer as defined in
Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year. Distributions must continue to such Member even if such Member ceases to own more than 5% of the Employer in a subsequent year.

Unless the Member elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Member attains age 65; (ii) occurs the 10th anniversary of the year in which the Member commenced participation in the Plan; or (iii) the Member terminates Employment with an Employer. Notwithstanding the foregoing, the failure of a Member and Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit.

(D) This Subsection (D) applies to distributions made on or after January 1, 1993. Solely to the extent required under applicable law and regulations, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Subsection (D), a Distributee may elect, at the time and in the manner prescribed by the Board, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

For purposes of this Subsection (D), the following terms shall have the following meanings:

(1) ELIGIBLE ROLLOVER DISTRIBUTION: Solely to the extent required under applicable law and regulations, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2) ELIGIBLE RETIREMENT PLAN: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(3) DISTRIBUTEE: A Distributee includes an employee or former employee. In addition, the employee's or former employee's Surviving Spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(4)     DIRECT ROLLOVER: A Direct Rollover is a payment by the
Plan to the Eligible Retirement Plan specified by the Distributee.

SECTION 4. ACCOUNT WITHDRAWAL UPON MEMBER'S DISABILITY.

(A) A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act, (ii) approved for disability under the provisions of The Comprehensive Retirement Program of the Financial Institutions Retirement Fund (a defined benefit pension plan through which federally insured financial institutions and organizations serving them may cooperate in providing for the retirement of their employees), or (iii) approved for disability under the provisions of any other benefit program or policy maintained by his Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of such Employer, shall be deemed to be disabled for all purposes under the Plan.

(B) The Thrift Plan Office shall determine whether a Member is disabled in accordance with the terms of Paragraph (A) above;

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
provided, however, approval of Disability is conditioned upon notice to the Thrift Plan Office of such Member's Disability by the Employer within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed in Paragraph (A) above.

(C) Upon an Employer's filing a written notice of Disability, a Member may withdraw his total Account balance under the Plan (including his Rollover Account and/or total Profit Sharing Account balance, if any) and have such amounts paid to him in accordance with Article VII, Section 3. In lieu of such lump sum payment, the Member may elect in his notice of withdrawal to (i) defer receipt of some or all of his vested Account until April 1 of the calendar year following the calendar year in which the Member attains 70 1/2 (ii) elect installment payments, as described in Section 3(B) of this Article and Article III,
Section 8(E)(2), or (iii) make periodic withdrawals not more frequently than once per year pursuant to the provisions of
Article VII, Section 1; provided, however, if a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

SECTION 5. MEMBER'S DEATH.

(A) Subject to Section 3(B)(2) above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the Board's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

(B) Subject to Section 3(B)(2) above, a Member may elect that upon his death, his Beneficiary, pursuant to Paragraph (A) above, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/lOth in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the Board's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the

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Board prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to make withdrawals in accordance with this Article, except that any balance remaining in the deceased Member's Account must be withdrawn on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing provisions of this Paragraph (B), payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate. Notwithstanding anything in this Subsection
(B) to the contrary, if a Member dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death. In addition, to the extent any payments from a Member's Account would be made after a Member's death to a beneficiary other than the Member's Spouse, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder. In addition, to the extent any payments from a Member's Account would be made after a Member's death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

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
                 ARTICLE VIII LOAN PROGRAM

SECTION 1. GENERAL.

An Employer may, at its option, make available this loan program for any Member (and, if applicable under Section 8 of this Article, any Beneficiary), subject to applicable law, except that
(i) no loans may be made from a Member's Profit Sharing Account as set forth in Article III, Section 8 or from a Member's Profit Sharing Rollover Amounts, if any and (ii) in the event his Employer has elected to provide annuity options under Article VII, Section 3(B)(2), or amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse which shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured by any portion of such Member's Account. The consent must be in writing, must acknowledge the effect of the loan, and must be notarized. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. In the event an Employer elects the loan program under this
Article VIII, loans shall be available from the Rollover Accounts of any Employees of the Employer who have not yet become Members.

SECTION 2. LOAN APPLICATION.

(A) Subject to the restrictions described in Paragraph (B) of this Section, a Member in Employment may borrow from his Account in the Investment Funds by filing an application with the Thrift Plan Office. Such application (hereinafter referred to as a "completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the Board shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were received by the Thrift Plan Office, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII,
Section 1(A) of the Plan.

(B) The Board shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund

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

similarly situated and shall govern the approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

(C) In accordance with the Board's established standards, each completed application shall be reviewed and approved or disapproved as soon as practicable after the receipt thereof, and the applying Member shall be promptly notified of such approval or disapproval. Notwithstanding the foregoing, the review of a completed application, or payment of the proceeds of an approved loan, may be deferred if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

(D)     Subject to Paragraph (C) of this Section and Paragraph
(C) of Section 6 of this Article VIII, upon approval of a completed application, payment of the loan to the Member shall be made from the Investment Fund(s) in the same proportion that the Member's Regular Account, 401(k) Account and/or Rollover Account, as applicable, are invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The Thrift Plan Office shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

SECTION 3. PERMITTED LOAN AMOUNT.

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50 percent of the value of the Member's vested Account (excluding the Member's interest in his Profit Sharing Account and his Profit Sharing Rollover Amounts, if any) based on the latest available information on the date on which the Thrift Plan Office receives the completed application for the loan and other required documents. The maximum amount available for a loan for purposes of item (b) of the preceding sentence shall be determined by valuing the Member's interest in his 401(k) Account, his Regular Account and his Rollover Account, as of the applicable Valuation Date, regardless of whether the 401(k) Account is available for loan, provided that, with respect to Members whose Employer has not elected to make the 401(k) Account available for loans, then in no event shall the amount of the loan exceed the value of such Member's Regular Account and his Rollover Account.

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
SECTION 4. SOURCE OF FUNDS FOR LOAN.

The amount of the loan will be deducted from the Member's Account in the Investment Funds in accordance with Section 2(D) of this Article and the Plan procedures for determining the amount of payments made under Article VII, Section 1(A). If an Employer elects to make loans available both from a Member's Regular Account and his 401(k) Account, the Member may designate the account from which the loan shall be allocable. Notwithstanding the foregoing, effective January 1, 1993, a Member or Employee whose Employer has elected the loan program under this Article VIII may also designate that his loan be made from his Rollover Account. The account from which the Member first chooses to borrow must be exhausted before the Member can borrow any amount from the other account. A loan from either the 401(k) Account or the Regular Account will first be allocable out of amounts not previously taxed and then, to the extent necessary, out of the Member's Regular contributions (if any).

SECTION 5. CONDITIONS OF LOAN.

(A) Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 24 months and not in excess of 60 months. Notwithstanding the foregoing, each loan made after December 31, 1992 shall have a repayment period of (i) at least 12 months and
(ii) if the purpose of the loan is the purchase of a primary residence, not more than 180 months.

(B) The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

(C) Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Regular Account, his 401(k) Account and his Rollover Account, if any, determined as of the origination of such loan; provided, however, that repayment shall be secured by the Member's interest in his 401(k) Account, to the extent applicable, only for such time, and to the extent that, a portion of such loan is allocated to such account.

(D) Only one loan may be made to a Member in the Plan Year from each of his (i) Rollover Account and (ii) 401(k) Account and Regular Account.

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SECTION 6. CREDITING OF REPAYMENT.

(A) Upon lending any amount to a Member, the Board shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account.

(B) Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the Investment Funds in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 5(B) of this Article, less 2%.

(C) The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to a Member's Regular Account contributions, then earnings on such Member's Regular Account contributions and finally Employer contributions plus earnings. Notwithstanding the preceding sentence, any loan repayment of amounts derived from a Member's 401(k) Account, Regular Account and Rollover Account shall be applied to such accounts on a proportionate basis that reflects the allocable portion of those Member accounts deemed invested in the loan.

SECTION 7. CESSATION OF PAYMENTS ON LOAN.

(A) If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 24 monthly payments (or, effective January 1, 1993, the first 12 monthly payments) of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, within 60 days of the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows amounts from his 401(k) Account may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

(B) Except as otherwise provided under Section 8 below, upon a Member's termination of Employment, death or Disability, or the termination of his Employer's participation in the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due

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
date, is paid within 60 days of the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date. This Subsection (B) shall also apply to a Member
(i) whose Employer terminates its participation in the Plan without establishing or maintaining a qualified successor plan (as defined in Article VII, Section 3) to which the Member's Account could be transferred, (ii) who elects not to transfer the total accumulated balance of his Account to such qualified successor plan, as provided under Article VII, Section 3(A), where the Employer has satisfied all conditions and requirements to permit such transfer, or (iii) who fails to transfer outstanding loan balances as provided under Article VII, Section 3(A)(2).

SECTION 8. LOANS TO FORMER MEMBERS AND BENEFICIARIES.

Notwithstanding any other provisions of this Article VIII, (i) effective July 1, 1992, a Member who terminates Employment for any reason or whose Employer terminates participation in the Plan (a "Terminated Member") shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a Terminated Member and (ii) effective November 1, 1992, any Terminated Member (or Beneficiary) shall be permitted to borrow from his Account if his Employer (or the Employer of the Member with respect to whom he is a Beneficiary) permitted loans under the Plan at the time he became a Terminated Member (or became entitled to benefits as a Beneficiary). If any individual who continues to make repayments or who borrows from his Account pursuant to this Section 8 fails to make a monthly installment payment within 60 days of the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

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               ARTICLE IX ADMINISTRATION OF PLAN

SECTION 1. BOARD OF DIRECTORS.

(A) The general administration of the Plan and the general responsibility for carrying out the provisions of the Plan shall be placed in a Board of Directors who must be Members of the Plan. The President of the Plan shall be the chief administrative officer of the Plan, a member ex officio of the Board and, for purposes of ERISA, the "plan administrator. " The Board shall constitute the "named fiduciary" for purposes of ERISA. The Board may adopt, and amend from time to time, by-laws not inconsistent with the Trust and the Plan and shall have such duties and exercise such powers as are provided in the Plan, Trust Agreement and by-laws. The number of Directors, their method of election and their terms of office shall be governed by such by-laws. The Board shall hold an annual meeting each year and may hold additional meetings from time to time.

(B) The Board members shall serve without compensation, but shall be reimbursed for any reasonable expenses incurred in their capacities as Board members. Neither the Plan Administrator, nor any Board member, officer or employee of the Plan shall be personally liable by virtue of any contract or other instrument executed by him or on his behalf in such capacity nor for any mistake of judgment made in good faith. Each Employer, by its participation in the Plan, agrees that each member of the Board and officer and employee of the Plan shall be indemnified by the Employer for any liability, in excess of that which is covered by insurance, arising out of any act or omission to act in connection with the Plan, except for fraud or willful misconduct. The obligation to pay any such expense shall be allocated among the Employers by the Board in such manner as the Board deems equitable.

(C) The Board shall elect from its membership a chairman and a vice-chairman of the Board, and shall elect such other officers of the Plan as the Board deems desirable. The Board may appoint committees and shall arrange for such legal, accounting, investment advisory or management, administrative and other services as it deems appropriate to carry out the Plan, and may act in reliance upon the advice and actions of the persons or firms providing such services. The Board may delegate to any committee, officer, employee or agent the authority to perform any act pertaining to the Plan or the administration thereof. No Employer shall under any circumstances or for any purpose be deemed an agent of the Board. The Board shall cause to be maintained proper accounts and accounting procedures and shall submit an Annual Report on the operations of the Plan to each Employer for the information of its members. The Board may adopt

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
by-laws governing the conduct of its affairs and may amend such by-laws from time to time.

(D) The Board shall have the exclusive right to interpret the Plan and to determine any question arising under or in connection with the administration of the Plan. Its decision or action in respect thereof shall be conclusive and binding upon all persons having an interest in the Trust or under the Plan. The Board shall have no duty to see that contributions received by the Trustee under the Plan comply with the provisions of the Plan, nor any duty to enforce payment of any contributions under the Plan.

(E)     (1)     All claims for benefits under the Plan shall be
submitted in writing to, and within a reasonable period of time decided by, the President of the Plan. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination-of the initial 90-day period indicating the special circumstances requiring an extension. The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

        (2) A claimant may review all pertinent documents and may request a review by the Board, at the office of the Plan, of a decision denying the claim. Such a request shall be made in writing and filed with the Board within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Board to consider. The Board may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Board's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Board of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review
                          -57-
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
is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

SECTION 2. TRUST AGREEMENT.

(A) The Board shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Board. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (B) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan, or (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts. Subject to the provisions of
Article XII, the Board may from time to time and without the consent of any Employer, Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Board may deem necessary or desirable to carry out the Plan,
(B) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Board.

(B) The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employers, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the Board in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the Plan), such compensation of the Trustee as may be agreed upon from time to time between the Board and the Trustee, and all other proper charges and disbursements of the Trustee or the Board.

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              ARTICLE X MISCELLANEOUS PROVISIONS

SECTION 1. GENERAL LIMITATIONS.

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and his Employer's contributions.

        For purposes of this Section 1, a Member's contributions shall be determined without regard to any rollover contributions
(as defined by Section 401(a)(5) of the Code).

(B) Annual additions to a Member's Account (including his 401(k) and Regular Accounts and his Profit Sharing Account) and to any other defined contribution plan maintained by the Member's Employer in respect of any Plan Year may not exceed the limitations set forth in Section 415 of the Code, which are incorporated by reference. For these purposes, "annual additions" shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve-consecutive-month period is designated pursuant to a written resolution adopted by the Employer and approved by the Board. If a Member in the Plan also participates in any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Employer or any of its Affiliates, in the event that in any Plan Year the sum of the Member's "defined benefit fraction" (as defined in Section 415(e)(2) of the Code) and the Member's "defined contribution fraction" (as defined in Section 415(e)(3) of the Code) exceeds 1.0, the benefit under such defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or those plans, so that the sum of such fractions in respect of the Member will not exceed 1.0. If this reduction does not ensure that the limitation set forth in this Paragraph (B) is not exceeded, then the annual addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

(C) In the event that, due to forfeitures, reasonable error in estimating a Member's compensation, or other limited facts and circumstances, total contributions to a Member's Account are found to exceed the limitations of thin Section, the Board shall cause contributions made under Article III, Section 1 in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect to those

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

returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member's annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member's Article III,
Section 1 contributions, with earnings thereon, if any, have been refunded to such Member, the Profit Sharing contribution to be allocated to any Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are Employees in Employment as of the last day of the Contribution Determination Period as determined under
Article III, Section 8(C) and allocated in the same proportion that each such Member's Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the Board may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer. If, with respect to any Contribution Determination Period, there is an excess Profit Sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Hold Account and made available to the Employer pursuant to the terms of Article VI, Section 2(B)(2) except that any such excess contribution may not be applied to reduce administrative expenses (in accordance with Article IX, Section 2). The Board, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members' Accounts meet the requirements of this Section.

(D) In addition to the steps set forth in Paragraph (C) above, the Board may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this Section 1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commence and shall take appropriate action to real locate the annual contributions which would otherwise have been made but for the application of this Section.

(E) Membership in the Plan shall not give any Employee the right to be retained in the Employment of his Employer and shall not affect the right of the Employer to discharge any Employee.

(F) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Board nor the Trustee guarantees that upon withdrawal the value of a Member's Account, his Profit Sharing Account, and/or his Rollover Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the

Member has a vested interest, under the Plan.

(G) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(H) The Trust Fund shall be the sole source of payments under the Plan and the Employer and the Board assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment. All contributions to the Trust Fund shall be deemed to have been made in the State of New York.

SECTION 2. TOP HEAVY PROVISIONS.

In respect of any Employer, the Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan, with regard to such Employer, is determined to be a Top Heavy Plan.

(A) For purposes of this Section 2, the following terms shall have the meanings set forth below:

              (1) "AFFILIATE" shall mean any entity affiliated with any Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under
Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

              (2) "AGGREGATION GROUP" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enabler a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the Board may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

        (3) "KEY EMPLOYEE" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS
Regulations. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an

Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph
(3), compensation shall have the meaning prescribed in Section 414(g) of the Code, or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.

        (4)     "NON-KEY EMPLOYEE" shall mean a "Non-Key
Employee" as defined in Section 416(i)(2) of the Code and the IRS
Regulations thereunder.

        (5) "TOP HEAVY PLAN" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and the IRS Regulations thereunder.

        (6) "DETERMINATION DATE" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

        (7) "TOP HEAVY RATIO" is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the applicable Determination Date (including any part of any account balance distributed in the five year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination
Date), both computed in accordance with Section 416 of the Code and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution allocable to each Employee (other than a Key Employee) who has satisfied the eligibility requirement(s) of
Article II, Section 2, and who is in service at the end of the Plan Year shall not be less than the lesser of (i) 3% of such eligible Employee's compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), provided that for any Plan Year beginning on or after January 1, 1994 no more than $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations) shall be taken into account), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code. Contributions attributable to salary reduction that are made to a Key Employee's 401(k) Account shall be taken into account in determining the minimum required contribution under this Subsection (B).

(C) If the Plan is a Top Heavy Plan for any Plan Year, and the Employer has elected vesting Schedule 3 under Article VI, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, in the Units allocated to his Account and subject to vesting
Schedule 3 shall not be less than the percentage determined in accordance with the following schedule:

               Completed                  Vested
          Years of Employment          Percentage
          -------------------          ----------

          Less than 2                         0%
          2 but less than 3                  20%
          3 but less than 4                  40%
          4 but less than 5                  60%
          5 or more                         100%

(D)     (1)     For each Plan Year that the Plan is a Top Heavy
Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 415(e) of the Code.

              (2) If, after substituting "90%" for "60%" wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of Subparagraph
(1) of this Paragraph (D) shall not be applicable if the minimum
Employer contribution allocable to any Member who is a Non-Key
Employee as specified in Paragraph (B) of this Section is determined by substituting "4%" for "3%."

(E) The Board shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section 2 by taking into account the benefits payable and the contributions made under the Financial Institutions Retirement Fund or any other qualified plan maintained by an Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

SECTION 3. INFORMATION AND COMMUNICATIONS.

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the Board with such information and data as may be considered necessary by the Board. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the Board, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the Board. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his employment and termination thereof, may be accepted and relied upon by the Board. All communications from the Board or the Trustee to an Employer, Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

SECTION 4. SMALL ACCOUNT BALANCES.

Notwithstanding the foregoing provisions of the Plan, and except as provided in Article III, Section 6(B)(6), if the value of all of a Member's Account under the Plan (including a Profit Sharing Account and a Rollover Account, if any), when aggregated is equal to or exceeds $500, then no Account will be distributed without the consent of the Member prior to age 65 (at the earliest).

SECTION 5. AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES.

If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Board to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

SECTION 6. NON-ALIENATION OF AMOUNTS PAYABLE.

Except insofar as may otherwise be required by applicable law, or
Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Board, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Board in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under Article VII and
Article III, Section 8, and no loans granted under Article VIII, if the Thrift Plan Office has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Office within the time period prescribed for such review by the IRS Regulations.

SECTION 7. UNCLAIMED AMOUNTS PAYABLE.

If the Board cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the Board written claim therefor, the Board may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for recrediting the payment if such person subsequently makes a claim therefor.

SECTION 8. LEAVES OF ABSENCE.

(A) Contribution allocations and vesting service continue to the extent provided in Paragraphs (B)(1), (2), (3) or (4), below, during any approved Leave of Absence, provided that the Employer notifies the Plan of its intention to grant to a specific Employee or Member, pursuant to the Employer's policy which is uniformly applicable to all its Employees under similar circumstances, one of the Leaves of Absence described in Paragraph (B) below, and agrees to notify the Plan at the conclusion of such leave.

(B) For purposes of the Plan there are only four types of approved Leaves of Absence:

        (1) Non-military leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III,
Section 3 or forfeitures under Article VI, Section 2, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

        (2) Non-military leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

        (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

              (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

SECTION 9. RETURN OF CONTRIBUTIONS TO EMPLOYER.

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, such Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

SECTION 10. CONTROLLING LAW.

The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York and ERISA.

                 ARTICLE XI TERMINATION OF EMPLOYER
                          PARTICIPATION

SECTION 1. TERMINATION BY EMPLOYER.

Any Employer may terminate its participation in the Plan by giving the Board written notice specifying a termination date which shall be a Valuation Date at least 60 days subsequent to the date such notice is received by the Board.

SECTION 2. TERMINATION BY BOARD.

The Board may terminate any Employer's participation, as of a termination date specified by the Board, if the Board determines that the Employer has failed to make proper contributions or to comply with any other provision of the Plan or any applicable rulings or Regulations under the Code, within 15 days after notice and demand by the Board. Except as provided under Article III, Section 3, upon complete discontinuance of an Employer's contributions, its participation shall automatically terminate, and its termination date shall be a Valuation Date specified by the Board which is within 3 months subsequent to the last day through which the Employer's contributions to the Trust Fund were paid.

SECTION 3. TERMINATION DISTRIBUTION.

If an Employer's participation is terminated, the Board shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer not its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the Board an amount equal to the product of (i) $30 multiplied by (ii) the number of the Employer's Members and Employees with a balance in their Accounts as of the termination date, to defray the cost of implementing its termination. If the Employer elects to permit transfers to a qualified successor plan in accordance with Article VII, Section 3, the Employer shall remit to the Board an additional amount equal to the product of (i) $30 multiplied by (ii) the number of its Members and Employees with a balance in their Accounts actually electing to transfer their assets, to defray the cost of such transfer transaction. Except as Article III, Section 4 may provide, each Employee may thereafter withdraw the current value of his Accounts in accordance with Article VII. Subject to the provisions of Article XII, Paragraph (D), an Employer whose participation has been terminated pursuant to this Article may transfer assets under its prior Plan to a qualified successor plan, provided such plan satisfies the requirements contained in Article VII, Section 3 and the transfer is otherwise in accordance with the procedures of such Section.

With respect to the transfer of the amounts which are held in Investment Funds A and C and which are attributable to the terminating

Employer, such transfer shall, subject to the provisions of
Article VII, Sections 1 and 3, be made in cash.

With respect to the transfer of the amounts which are held in Investment Fund B and which are attributable to a terminating Employer which has established a qualified successor plan, the "Investment Fiduciary" (i.e., the Thrift Plan, or alternatively, the Investment Manager of Fund B shall determine whether the Employer shall be offered to have transferred to its successor plan such amounts in the form of new investment contracts (the "New Contracts") or, alternatively, whether the transfer from Investment Fund B shall be made in cash.

If such amounts are determined to be offered in the form of New Contracts by the Investment Fiduciary, the Investment Fiduciary reserves the right to designate for acceptance by the Employer one or more such New Contracts to be issued by one or more of the issuers of the investment contracts then held under Investment Fund B (the "Issuers"). If the Investment Fiduciary designates more than one such New Contract, the Employer, in its acceptance of the transfer of the New Contracts to its successor plan, must accept all such New Contracts designated by the Investment Fiduciary.

If all of the New Contracts designated by the Investment Fiduciary are not accepted by the terminating Employer or, alternatively, the Investment Fiduciary determines that the transfer from Investment Fund B shall be made in cash and a cash transfer is not accepted by the terminating Employer, funds attributable to such Employer's participation under the Plan shall continue to be maintained under the Issuers' contracts in Investment Fund B under the Thrift Plan with no future right of the Employer to request a transfer under the provisions of this Section, provided that the Members who are Employees of such Employer may obtain distributions of benefits from the Plan in accordance with the provisions of Article VII, Sections 1 and 3.

If the New Contracts are accepted by the terminating Employer, the Investment Fiduciary will, as of the transfer date specified by the Thrift Plan, instruct the Issuers to allocate to such New Contracts the asset values attributable to those Members electing to transfer their Fund Account balances to the Employer's qualified successor plan, thereby establishing such New Contracts for the Employer. Such New Contracts may consist of terms substantially similar to the terms then in effect of the investment contracts held under Investment Fund B on the later of the date of termination or the Valuation Date as of which the transfer will occur, provided that the provisions of the qualified successor plan are substantially similar to the provisions of the Thrift Plan as determined by the Issuers.

Notwithstanding any other provision of this Section, the asset values allocated to such New Contracts shall in no case exceed in the aggregate an amount equal to the amount of all funds attributable to such Employer, which are subject to such a transfer to a qualified successor plan of the Employer in accordance with the procedures of Article VII, Section 3(A), under all investment contracts held under Investment Fund B under the Plan.

Upon the termination of participation under the Plan of an Employee's or Member's any rights of the Employee or Member to make contributions, rollovers or transfers to the Plan shall cease.

    ARTICLE XI I AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

(A) The Board shall have the right to amend or terminate the Plan or Trust Agreement at any time in whole or in part, for any reason, and without the consent of any Employer, Member or Beneficiary, and each Employer by its adoption of the Plan and Trust shall be deemed to have delegated this authority to the Board. No amendment, however, shall impair such rights of payment as the Member or his Beneficiary would have had, if such amendment had not been made, with respect to contributions made by him or on his behalf prior to such amendment, except to the extent that such amendment is, in the opinion of the Board, necessary or desirable to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code as now in effect or hereafter amended, or any other applicable section of the Code now or hereafter in force from time to time; and no amendment shall make it possible for any part of the Trust Fund (other than such part as may be necessary to pay the expenses and charges referred to in Article IX) to be used for purposes other than for the exclusive benefit of Members or their Beneficiaries.

(B) In the event of termination of the Plan by the Board or upon a complete discontinuance of contributions under the Plan, the Units credited to each Member's Account as of the date of such termination or complete discontinuance of contributions shall be fully vested in the Member, and the Trustee shall upon direction of the Board liquidate the assets of the Trust Fund with such promptness as the Trustee deems prudent. When such liquidation has been completed and after provision for all expenses and charges referred to in Article IX, and proportionate adjustment of all Plan Accounts to reflect such expenses, the Trustee shall pay to each person who was a Member on such termination date (or in the event of his death on or after such date, to his Spouse or Beneficiary) a lump sum equal to the amount, if any, then credited to his Account after such liquidation and provision for expenses and charges.

(C) Notwithstanding any termination of the Plan by the Board, the Board shall remain in existence and all the provisions of the Plan shall remain in force which are necessary for the execution of the Plan and the distribution of the Trust Fund assets in accordance with this Article.

(D) No assets of the Plan shall in any event be merged, consolidated with, or transferred to any other plan unless each Member affected thereby would, if such plan then terminated immediately after such event, receive thereunder a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan had terminated immediately before such event.

(E) In the event that any governmental authority or the Board determines that a partial termination (within the meaning of ERISA) of the Plan has occurred as to any Employer, then the Units credited to the Account of each Member who is affected thereby shall be fully vested in such Member and the provisions of Article XI and this Article XII, which in the opinion of the Board are necessary for the execution of the Plan and the allocation and distribution of assets of the Plan, shall apply.

             TRUSTS ESTABLISHED UNDER THE PLAN

     Assets of the Plan are held in trust under Trust Agreements with Bankers Trust Company, New York, NY, and Republic National Bank of New York, N.A., pursuant to Article IX, Section 2 of the Plan. Any Employer or Member may obtain a copy of these Trust Agreements from the office of the Plan.

                        APPENDIX A

     The Plan, as set forth herein, constitutes a restatement of the Plan with amendments effective through July 1, 1993. Although this restatement is generally effective July 1, 1993, the inclusion of amendments to conform with the Tax Reform Act of 1986 and other applicable laws necessitates different effective dates for certain provisions of the Plan. Accordingly, notwithstanding the general effective date of this restatement, various provisions shall be effective as expressly provided under the Plan and the following sections, as amended, shall be effective as indicated below:

     Sections                                Effective
     --------                                ---------

     Art. X, Section 2 (A) (1)             July 18, 1984

     Art. VII, Section 5(B)                January 1, 1985

     Art. I, Paragraph 14; Art. X          January 1, 1987
     Sections 1, 2(A)(4) & (5)

     Art. I, Paragraphs 4, 9, 24, & 32;    January 1, 1988
     Art. II, Section 2; Art. III,
     Section 1, Section 2(A) (the first
     sentence), Section 3; Art. IV
     (fifth paragraph); Art. V (the first
     paragraph); Art. VI; Art. VII,
     Sections 2, 3(A) and 5; Art. VIII,
     Section 1 (after the proviso);
     Art. X, Sections 2(C), 4, 8,
     9 and 10.

     Art. I, Paragraph 10                  July 1, 1988

     Art. VIII, Sections 2 through 7       October 18, 1989
     (except clause (a) of the second
     sentence of Section 3 which shall
     be effective January 1, 1989)

     Art. III, Section 3                   January 1, 1990

ADOPTION AGREEMENT
----------------------------------------------------------------
                                  For Home Savings Bank, SSB
            Employees' Savings & Profit Sharing Plan and Trust



























                                                      Pentegra

Home Savings Bank, SSB: Home Savings Bank, SSB
                        ---------------------------

Address:                1311 Carolina Avenue, Washington NC 27889
                        -----------------------------------------

Phone No.:              (919) 946-4178
                        --------------

Contact Person:         Thomas A. Vann, President
                        -------------------------

Name of Plan:           Home Savings Bank, SSB Employees' Savings
                        & Profit Sharing Plan and Trust
                        -----------------------------------------
-

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreements), shall constitute the [Home Savings Bank, SSB] Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I.   EFFECT OF EXECUTION OF ADOPTION AGREEMENT

     The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

      1. _______  Establishes as a new plan the [Home Bank, SSB)
                  Employees' Savings & Profit Sharing Plan and
                  Trust, effective ________________, 19__.

     2. ___X___   Amends its existing defined contribution plan
                  and trust (Financial Institutions Thrift Plan) dated July 1, 1995, in its entirety into the [Home Savings Bank, SSB] Employees' Savings &
                  Profit Sharing Plan and Trust, effective March
                  1, 1997, except as otherwise provided herein or in the Agreement.
II.  DEFINITIONS

     A. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1, 2, 3 or 4):

          1. ________  The Plan Year.

          2. ________  The Employer's Fiscal Year (defined as the
                       Plan's "limitation year") being the twelve
                       (12) consecutive month period commencing
                       _________________ (month/day) and ending
                       _________________ (month/day).

          3. ________  The three (3) consecutive monthly periods
                       that comprise each of the Plan Year
                       quarters.

          4. ________  The three (3) consecutive monthly periods
                       that comprise each of the Employer's
                       Fiscal Year quarters.  (Employer's Fiscal
                       Year is the twelve (12) consecutive month period commencing (month/day) and ending (month/day)

     B.   "Effective Date" means March 1, 1997.
                                 -------     -

     C.   Employer

          1.  "Employer," for purposes of the Plan, shall mean:
              Home Savings Bank, SSB.
              ----------------------

          2.  The Employer is (choose whichever may apply):

               (a)  _______ A member of a controlled group of
                            corporations under Section 414(b) of
                            the Code.

               (b)  _______ A member of a group of entities under
                            common control under Section 414(c)
                            of the Code.

               (c)  _______ A member of an affiliated service
                            group under Section 414(m) of the
                            Code.

               (d)  __X____ A corporation.

               (e)  _______ A sole proprietorship or partnership.

               (f)  _______ A Subchapter S corporation.

          3.      Employer's Taxable Year Ends on 12/31.
                                                  -----
          4.      Employer's Federal Taxpayer Identification
                  Number is 56 0266599.
                            ----------

          5.     Employer's Plan Number is (enter 3 digit number)

     D. "Entry Date" means the first day of the (choose 1 or 2):

          1.  ________ Calendar month coinciding with or next
                       following the date the Employee satisfies the Eligibility requirements described in
                       Section III.

          2.  ________ Calendar quarter coinciding with or next
                       following the date the Employee satisfies the Eligibility requirements described in
                       Section III.

     E. "Member" means an Employee enrolled in the membership of the Plan.

     F.     "Normal Retirement Age" means (choose 1 or 2):

          1.  ___X____ Attainment of age 65 (select an age not
                       less than 55 and not greater than 65).

          2.  ________ Later of: (i) attainment of age 65 or (ii)
                       the fifth anniversary of the date the
                       Member commenced participation in the
                       Plan.

     G. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.

     H. "Plan Year" means the twelve (12) consecutive month period beginning on each January 1.

     I.     "Salary" for benefit purposes under the Plan means
(choose 1, 2 or 3):

          1. ________ Basic Salary only.

          2. ________ Basic Salary plus one or more of the
                      following (if 2 is chosen, then choose (a), (b) or (c), whichever shall apply):

                  (a) ____    Commissions not in excess of
                              $_____________.

                  (b) ____    Overtime

                  (c) ____    Overtime and bonuses

          3. ____X___ Total taxable compensation as reported on
                      Form W-2 (exclusive of any compensation
                      deferred from a prior year).

          Note: Member pre-tax elective deferrals, if any, are always included in Plan Salary.

     J.     "Salary" shall not include:

            _______  Member pre-tax contributions to a Code
                     Section 125 cafeteria plan.

III.     ELIGIBILITY REQUIREMENTS

A. Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

          1.   ____X____ Employees who have not attained age 21.

          2.   ____X____ Employees who have not, during the 12
                         consecutive month period (1-11, 12 or
                         24) beginning with an Employee's Date of Employment,Date of Reemployment or any anniversary thereof, completed 1000 number of Hours of Service (determined by multiplying the number of months above by 83 1/3).

                  Note: Employers which permit Members to make
                        pre-tax elective deferrals to the Plan
                        (see V.A.3.) may not elect a 24 month
                        eligibility period.

          3. __________ Employees included in a unit of Employees
                        covered by a collective bargaining
                        agreement, if retirement benefits were
                        the subject of good faith bargaining
                        between the Employer and Employee
                        representatives.

          4. __________ Employees who are nonresident aliens and
                        who receive no earned income from the
                        Employer which constitutes income from
                        sources within the United States.

          5. ____X______ Employees included in the following job
                        classifications:

                    (a) __X___  Hourly Employees

                    (b) ______  Salaried Employees

          6. __________ Employees of the following employers
                        which are aggregated under Section
                        414(b), 414(c) or 414(m) of the Code:

          Note: If no entries are made above, all Employees shall be eligible to participate in the Plan on the later of: (i) the Effective Date or (ii) the first day of the calendar month or calendar quarter (as designated by the Employer in Section II.D.).) coinciding with or immediately following the Employee's Date of Employment or, as applicable, Date of Reemployment.

     B. Such Eligibility Computation Period established above shall be applicable to (choose 1 or 2):

          1.  ___X___  Both present and future Employees.

          2.  _______  Future Employees only.

     C. Such Eligibility requirements established above shall be (choose 1 or 2):

          1.  ___X___ Applied to the designated Employee group
                      on and after the Effective Date of the
                      Plan.

          2.  _______ Waived for the _______ consecutive monthly
                      period (may not exceed 12) beginning on the Effective Date of the Plan.

IV.     HOURS OF EMPLOYMENT AND PRIOR EMPLOYMENT CREDIT

     A. The number of Hours of Employment with which an Employee or Member is credited shall be (choose 1 or 2):

        1. ________ The actual number of Hours of Employment.
                    (Hour of Service Method)

        2. ___x____ 83 1/3 Hours of Employment for every month of
                    Employment. (Elapsed Time Method)

     B.     Prior Employment Credit:

             _______  Employment with the following entity or
                      entities shall be included for eligibility and vesting purposes:

             Note:     If this Plan is a continuation of a
                       Predecessor Plan, service under the
                       Predecessor Plan shall be counted as
                       Employment under this Plan.

             ________________________________________________
             ________________________________________________
             ________________________________________________

V.     CONTRIBUTIONS

Note: Annual Member pre-tax elective deferrals, Employer matching contributions, Employer basic contributions, Employer supplemental contributions, Employer profit sharing contributions and Employer Qualified Non-Elective contributions, in the aggregate, may not exceed 15% of all Members' Salary (excluding from Salary Member pre-tax elective deferrals).

A.  Employee Contributions (choose 1 or 2; 3 or 4; 5 and/or 6):

          1.  _______  A Member may make after-tax contributions
                       to the Plan, based on multiples of 1% of monthly Salary.

          2.  ___X___  A Member may not make after-tax
                       contributions to the Plan.

          3.  ___X___  A Member may make pre tax elective
                       deferrals to the Plan, based on multiples of 1% of monthly Salary.

          4.  _______  A Member may not make pre-tax elective
                       deferrals to the Plan.

          5.  ___X___  The maximum amount of monthly
                       contributions a Member may make to the
                       Plan is 15.0% (1-20) of the Member's
                       monthly Salary.

          6.  ___X___  An Employee may allocate a rollover
                       contribution to the Plan prior to
                       satisfying the Eligibility requirements
                       described above.

     B.  A Member may change his or her contribution rate (choose
1 or 2):

          1.  ___X___  1 time per calendar month.

          2.  _______  1 time per calendar quarter.

     C.     Employer Matching Contributions (choose 1, 2, 3 or 4;
and fill in 5 if applicable):

          1.  _______  No Employer matching contributions will be
                       made to the Plan.

          2.  ___X___  The Employer shall allocate to each
                       contributing Member's Account an amount
                       equal to 50% (based on 5% increments not to exceed 200%) of the Member's contributions for that month.

          3. ________  The Employer shall allocate to each
                       contributing Member's Account an amount
                       determined in accordance with the
                       following schedule:

                    Years of Employment          Matching%
                    -------------------          ---------
                    Less than 3                     50%
                    At least 3, but less than 5     75%
                    5 or more                      100%

          4.  _______ The Employer shall allocate to each
                      contributing Member's Account an amount
                      determined in accordance with the
                      following schedule:

                    Years of Employment          Matching%
                    -------------------          ---------
                    Less than 3                    100%
                    At least 3, but less than 5    150%
                    5 or more                      200%

          5. The Employer matching contributions under 2, 3 or 4 above shall be based on the Member's contributions not in excess of 6% (1-20 but not in excess of the percentage specified in A.5. above) of the Member's Salary.

     D.     Employer Basic Contributions (choose 1 or 2):

          1. ___X___ No Employer basic contributions will be made
                     to the Plan.

          2. _______ The Employer shall allocate an amount equal
                     to ____% (based on 1% increments not to
                     exceed 15%) of Member's Salary for the month to (choose (a) or (b)):

                    (a) _________ The Accounts of all Members

                    (b) _________ The Accounts of all Members who
                                  were employed with the Employer
                                  on the last day of such month.

     E.     Employer Supplemental Contributions:

          The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

     F.     Employer Profit Sharing Contributions (Choose 1, 2,
3, 4, or 5):

          1.  ___X___ No Employer Profit Sharing Contributions
                      will be made to the Plan.

          Non-Integrated Formula
          ----------------------

          2.  _______ Profit sharing contributions shall be
                      allocated to each Member in the same ratio as each Member's Salary during such Contribution Determination Period bears to the total of such Salary of all Members.

          3.  _______ Profit sharing contributions shall be
                      allocated to each Member in the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members.

          Integrated Formula
          ------------------

          4.  _______ Profit sharing contributions shall be
                      allocated to each Member's Account in a
                      uniform percentage (specified by the
                      Employer as %) of each Member's Salary
                      during the Contribution Determination
                      Period up to the Social Security Taxable
                      Wage Base as defined in Section ___ of the Plan ["Base Salary") for the Plan Year that includes such Contribution Determination Period, plus a uniform percentage(specified by the Employer as ___%) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with
                      Article III of the Plan.

          5.  _______ Profit sharing contributions shall be
                      allocated to each Member's Account in a
                      uniform percentage (specified by the
                      Employer as ___%) of each Member's Salary for
                      the portion of the Contribution
                      Determination Period during which the
                      Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Salary for the Plan Year that includes such Contribution Determination Period, plus a uniform percentage (specified by the Employer as ___%) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with Article III of the Plan.

     G.   Allocation of Employer Profit Sharing Contributions:

          In accordance with Section V, G above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows (choose 1 or 2):

          1.  ________ A Member shall be eligible for an
                       allocation of Employer Profit Sharing
                       Contributions for a Contribution
                       Determination Period in all events.

          2.  ________ A Member shall be eligible for an
                       allocation of Employer Profit Sharing
                       Contributions for a Contribution
                       Determination Period only if he or she
                       (choose (a), (b) or (c) whichever shall
                       apply):

                    (a)  _______ is employed on the last day of
                                 the Contribution Determination
                                 Period or retired, died or
                                 became totally and permanently
                                 disabled prior to the last day
                                 of the Contribution Determina-
                                 tion Period.

                    (b)  _______ completed 1,000 Hours of
                                 Employment if the Contribution
                                 Determination Period is a period
                                 of 12 months (250 Hours of
                                 Employment if the Contribution
                                 Determination Period is a period
                                 of 3 months) or retired, died or
                                 became totally and permanently
                                 disabled prior to the last day
                                 of the Contribution Determina-
                                 tion Period.

                    (c)  _______ is employed on the last day of
                                 the Contribution Determination
                                 Period and, if such period is 12
                                 months, completed 1,000 Hours of
                                 Employment (250 Hours of
                                 Employment if the Contribution
                                 Determination Period is a period
                                 of 3 months) or retired, died or
                                 became totally and permanently
                                 disabled prior to the last day
                                 of the Contribution
                                 Determination Period.

     H.     Employer Qualified Nonelective Contributions:

           The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

VI.     INVESTMENT FUNDS

The Employer hereby selects the following Investment Funds to be made available under the Plan (choose whichever shall apply). The Employer agrees and acknowledges that the selection of Investment Funds made in this Section VI is solely its responsibility, and no other person, including the Sponsor, has any discretionary authority or control with respect to such selection process.

     1.  ___X___  500 Stock Index Fund

     2.  ___X___  Stable Value Fund

     3.  ___X___  MidCap 400 Stock Index Fund

     4.  ___X___  Government Money Market Fund

     5.  ___X___  Bond Index Fund

     6.  ___X___  Home Savings Bank Stock Fund

VII.     EMPLOYER SECURITIES

     A. If the Employer makes available an Employer Stock Fund pursuant to Section VI of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

          1.  _______ The Plan Administrator shall direct the
                      Trustee as to the voting of all Employer
                      Stock and as to all rights in the event of a tender offer involving such Employer Stock.

          2.  ___X___ Each Member shall be entitled to direct the
                      Plan Administrator as to the voting and
                      tender offer rights involving Employer
                      Stock held in such Member's Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

VIII.     INVESTMENT DIRECTION

     A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment Funds offered by the Employer as specified in Section VI of this Adoption Agreement; provided, however, that the following portions of a Member's Account must be invested in the Employer Stock Fund (choose whichever shall apply):

          1.  _______   Employer Profit Sharing Contributions

          2.  _______   Employer Matching Contributions

          3.  _______   Employer Basic Contributions

          4.  _______   Employer Supplemental Contributions

          5.  _______   Employer Qualified Nonelective
                        Contributions

     B.     A Member may change his or her investment direction
(choose 1 or 2):

          1.  ___X___   1 time per calendar month.

          2.  _______   1 time per calendar quarter.

     C. If a Member fails to make an effective investment direction, the Member's contributions and Employer contributions made on the Member's behalf shall be invested in U.S. Government Money Market Fund (insert one of the Investment Funds selected in
Section VI of this Adoption Agreement).

IX.     VESTING SCHEDULES; YEARS OF EMPLOYMENT FOR VESTING
        PURPOSES

     A.     (Choose 1, 2, 3, 4, 5, 6, or 7)

Schedule                  Years of Employment                 Vested%
--------                  -------------------                 ------

1.  _____ Immediate          Upon Enrollment                  100%

2.  _____ 2-6 Year Graded    Less than 2                        0%
                             2 but less than 3                 20%
                             3 but less than 4                 40%
                             4 but less than 5                 60%
                             5 but less than 6                 80%
                             6 or more                        100%

3.  _____ 5-Year Cliff       Less than 5                        0%
                             5 or more                        100%

4.  _____ 3-Year Cliff       Less than 3                        0%
                             3 or more                        100%

5.  __X__ 4-Year Graded     Less than 1                         0%
                            1 but less than 2                  25%
                            2 but less than 3                  50%
                            3 but less than 4                  75%
                            4 or more                         100%

Schedule                  Years of Employment                 Vested
--------                  -------------------                 ------
6.  _____ 3-7 Year Graded   Less than 3                         0%
                            3 but less than 4                  20%
                            4 but less than 5                  40%
                            5 but less than 6                  60%
                            6 but less than 7                  80%
                            7 or more                         100%

7.  _____ Other             Less than ___                       0%
                            __ but less than __               ___%
                            __ but less than __               ___%
                            __ but less than __               ___%
                            __ but less than __               ___%
                            __ or more 100%

     B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3 and 4, or 5):

          1. Schedule __5__ solely with respect to Employer matching contributions.

          2. Schedule _____ solely with respect to Employer basic contributions.

          3. Schedule _____ solely with respect to Employer supplemental contributions.

          4. Schedule _____ solely with respect to Employer profit sharing contributions.

          5. Schedule _____ with respect to all Employer contributions.

          NOTE: Notwithstanding any election by the Employer to the contrary, each Member shall acquire a 100% vested interest in his Account attributable to all Employer contributions made to the Plan upon the earlier of (i) attainment of Normal Retirement
Age, (ii) approval for disability or (iii) death. In addition, a Member shall at all times have a 100% vested interest in the Employer Qualified Non Elective Contributions, if any, and in the pre-tax elective deferrals and nondeductible after-tax Member
Contributions.

     C.   Years of Employment Excluded for Vesting Purposes

          The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

          1.  _____  Years of Employment during any period in
                     which neither the Plan nor any predecessor plan was maintained by the Employer.

          2.  _____  Years of Employment of a Member prior to
                     attaining age 18.

X.     WITHDRAWAL PROVISIONS

          A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of
Article VII of the Plan (choose whichever shall apply):

          1. _____ Employee after-tax contributions and the earnings thereon.
          2. _____ Employee pre-tax elective deferrals and the earnings thereon.
          3. _____ Employee rollover contributions and the earnings thereon.
          4. _____ Employer matching contributions and the earnings thereon.
          5. _____ Employer basic contributions and the earnings thereon.
          6. _____ Employer supplemental contributions and the earnings thereon.
          7. _____ Employer profit sharing contributions and the earnings thereon.
          8. _____ Employer qualified nonelective contributions and earnings thereon.
          9. __X__ In service withdrawals permitted only in the event of (choose (a) and/or (b)):

                    (a)  __x__ Hardship.

                    (b)  __x__ Attainment of age 59 1/2.

          10._____ No in-service withdrawals shall be allowed.

          B. Notwithstanding any elections made in Subsection A of this Section X above, the following portions of a Member's
Account shall be excluded from eligibility for in-service withdrawals (choose whichever shall apply):

          1. _____ Employer contributions, and the earnings thereon, credited to the Employer Stock Fund.

          2. _____ All contributions and/or deferrals, and the earnings thereon, credited to the Employer
                    Stock Fund.

          3.  _____ Other:  ____________________

XI.     DISTRIBUTION OPTION (choose 1 or 2)

     1.  _____ Lump Sum and partial lump sum payments only.

     2. __X__ Lump Sum and partial lump sum payments plus one or more of the following (choose (a) and/or (b)):

               (a)  __X__  Installment payments.

               (b)  _____  Annuity payments.

XII.     LOAN PROGRAM (CHOOSE 1, 2 or 3)

     1.  _____ No loans will be permitted from the Plan.

     2.  __X__ Loans will be permitted from the Member's Account.

     3. _____ Loans will be permitted from the Member's Account, excluding (choose whichever shall apply):

               (a)  _____ Employer Profit sharing contributions
                          and the earnings thereon.

               (b)  _____ Employer matching contributions and the
                          earnings thereon.

               (c)  _____ Employer basic contributions and the
                          earnings thereon.

               (d)  _____ Employer supplemental contributions and
                          the earnings thereon.

               (e)  _____ Employee after-tax contributions and
                          the earnings thereon.

               (f)  _____ Employee pre-tax elective deferrals and
                          the earnings thereon.

               (g)  _____ Employee rollover contributions and the
                          earnings thereon.

               (h)  _____ Employer qualified nonelective
                          contributions and the earnings thereon.

               (i)  _____ Any amounts to the extent invested in
                          the Employer stock fund.

XIII.     ADDITIONAL INFORMATION

     If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

     The following is hereby made a part of Section - of the Adoption Agreement and is thus incorporated into and made a part of the [Plan Name]


     Signature of Employer's Authorized Representative
     /s/ Thomas A. Vann
     -------------------
     Signature of Trustee  /s/ Thomas A. Vann
                           ------------------
     Supplementary Page -- of [total number of pages].


XIV.     PLAN ADMINISTRATOR

     The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or 4):

     Note:     Pentegra Services, Inc. may not be appointed Plan
               Administrator.

     1.  __X__ Employer

     2.  _____ Employer's Board of Directors

     3.  _____ Plan's Administrative Committee

     4. _____ Other (if chosen, then provide the following information)


               Name:  ____________________________________
               Address: __________________________________
               Tel No. ___________________________________
               Contact:___________________________________

               Note: If no Named Plan Administrator is designated above, the Employer shall be deemed the Named Plan
Administrator.

XV.     TRUSTEE

     The Employer hereby appoints the following person or entity to serve as Trustee under the Plan:

Name:     THOMAS A. VANN IN CARE OF HOME SAVINGS BANK, SSB
               -------------------------------------------------
Address:  PO BOX 2047, 1311 CAROLINA AVENUE, WASHINGTON, NC 27889
          ------------------------------------------------------
Tel No:   (919) 946-4178
          ------------------------------------------------------
Contact:  THOMAS A. VANN OR JANET WOOLARD
          ------------------------------------------------------

                      EXECUTION OF ADOPTION
                          AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the (Home Savings Bank, SSB) Employees'
Savings & Profit Sharing Plan and Trust (the "Plan"). The
Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee
Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility of complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder. The Employer further acknowledges that any opinion letter issued with respect to the Adoption Agreement and the Agreement by the Internal Revenue
Service ("IRS") to Pentegra Services, Inc., as sponsor of the Employees' Savings & Profit Sharing Plan, does not constitute a ruling or a determination with respect to the tax qualified status of the Plan and that the appropriate application must be submitted to the IRS in order to obtain such a ruling or determination with respect to the Plan.

THE FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY
RESULT IN DISQUALIFICATION OF THE PLAN AND TRUST EVIDENCED
THEREBY.

The Sponsor will inform the Employer of any amendments to the Plan or Trust Agreement or of the discontinuance or abandonment of the Plan or Trust.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                              Pentegra Services, Inc.
                              108 Corporate Park Drive
                              White Plains, New York 10604
                              (914) 694-1300

IN WITNESS WHEREOF, the Employer has caused this Adoption
Agreement to be executed by its duly authorized officer this 11th day of February, 1997.

                            Home Savings Bank, SSB

                            By:    /s/ Thomas A. Vann
                                   ----------------------------
                            Name:  THOMAS A. VANN
                                   ----------------------------
                            Title: PRESIDENT
                                   ----------------------------
